The business combination described in this document involves securities of Japanese companies. The business combination is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuers are located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws.

It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in the open market or through privately negotiated purchases.

Dear Shareholders:

We would like to express our appreciation to shareholders for their continued support.

Hagiwara Electric Holdings Co., Ltd. on October 14, 2025, reached a final agreement on the business integration with SATORI ELECTRIC CO., LTD. through the establishment of a joint holding company. The electronics and IT markets in which the Group operates continues to expand while changing rapidly, and customer needs are also diversifying and growing more sophisticated than ever before. Against such a backdrop, we seek to provide even greater added value and to improve corporate value by concentrating the management resources of both companies in the newly established MIRAINI HOLDINGS CO., LTD. and leveraging each of our strengths.

We seek the understanding of shareholders for this business integration and ask for your continued support.

Moritaka Kimura

Representative Director,

President Executive Officer

November 2025

Securities code: 7467

Date of sending by postal mail: November 25, 2025

Start date of measures for electronic provision: November 19, 2025

To our shareholders:

Moritaka Kimura, Representative Director, President
Executive Officer

HAGIWARA ELECTRIC HOLDINGS CO., LTD.

2-2-1 Higashi Sakura, Higashi-ku, Nagoya-shi, Aichi,
Japan

Notice of the Extraordinary General Meeting of Shareholders

It is a pleasure to inform you that the Extraordinary General Meeting of Shareholders of HAGIWARA ELECTRIC HOLDINGS CO., LTD. (the “Company”) will be held as indicated below.

When convening this general meeting of shareholders, the Company takes measures for electronic provision of materials for the General Meeting of Shareholders, and posts this information as “Notice of the Extraordinary General Meeting of Shareholders” on each website. Please access the following websites by using the Internet address shown below to review the information.

The Company’s website:

https://www.hagiwara.co.jp/ir/stocks/meeting/ (in Japanese)

Website containing informational materials for the general meeting of shareholders:

https://d.sokai.jp/7467/25295857/ (in Japanese)

TSE website (Listed Company Search):

https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show (in Japanese)

Please check this information by the following procedure: access the TSE website (Listed Company Search) above, enter the issue name “HAGIWARA ELECTRIC HOLDINGS” or securities code “7467,” and click “Search,” and then click “Basic information” and select “Documents for public inspection/PR information.”

If you are unable to attend the meeting, you may exercise your voting rights via the Internet or in writing. Please review the Reference Documents for General Meeting of Shareholders, and exercise your voting rights by Wednesday, December 10, 2025 at 6:00 p.m. (JST).

1.	Date and Time: Thursday, December 11, 2025, at 10:00 a.m. (JST) (Reception for attendees begins at 9:00 a.m.)
2.	Venue: Meeting Room at the Company’s Headquarters

           5th Floor, Takaoka Park Building, 2-2-1 Higashi Sakura, Higashi-ku, Nagoya-shi, Aichi

3.	Purpose of the Meeting

Matters to be resolved:

Proposal No. 1           Approval of the Share Transfer Plan

Proposal No. 2           Partial Amendment to Articles of Incorporation

Proposal No. 3           Partial Revision of the Restricted Stock Compensation Plan for Directors (Excluding Directors Who Are Audit & Supervisory Committee Members, and Outside Directors)

4.	Matters Determined Concerning the Convocation
(1)	For this general meeting of shareholders, we have delivered paper-based documents stating the items subject to measures for electronic provision to all shareholders, regardless of whether or not they have requested them. Among the items subject to measures for electronic provision, in accordance with the provisions of laws and regulations and Article 15 of the Articles of Incorporation of the Company, the following item is not provided in the paper-based documents to be delivered.
•	The details of the financial statements, etc., of Satori Electric Co., Ltd. for the fiscal year ended May 31, 2025
(2)	If you exercise your voting rights both via the Internet and in writing, your vote via the Internet will be treated as the valid one.
(3)	If you exercise your voting rights via the Internet multiple times, the final vote will be treated as the valid one.
(4)	If you do not indicate approval or disapproval for each proposal when exercising your voting rights in writing, it will be treated as an indication of approval.

Instructions for Exercising Voting Rights

You may exercise your voting rights by the following three methods.

When exercising voting rights via the Internet:

Please access the Portal of Shareholders’ Meeting (https://www.soukai-portal.net) (in Japanese) or the website for exercising voting rights (https://www.web54.net) (in Japanese), enter your voting rights code and password shown on the voting form, and enter your vote of approval or disapproval of each proposal. For details, please refer to the next page.

Deadline for exercising voting rights: No later than 6:00 p.m. on Wednesday, December 10, 2025 (JST)

When exercising voting rights in writing (by postal mail):

Please indicate your vote of approval or disapproval of each proposal on the voting form and send it by postal mail to us without putting a stamp on it.

Deadline for exercising voting rights: 6:00 p.m. on Wednesday, December 10, 2025 (JST)

When attending the Meeting in person:

Please submit the voting form at the reception desk.

*	Please note that persons other than shareholders who are entitled to exercise voting rights, such as proxies or persons accompanying shareholders, are not allowed to attend the meeting (except for persons accompanying shareholders with disabilities).

Date and Time: Thursday, December 11, 2025, at 10:00 a.m. (JST) (Reception for attendees begins at 9:00 a.m.)

Venue: Meeting Room at the Company’s Headquarters

-	If you are attending the Meeting in person, please submit the voting form at the reception desk. Reception for attendees is scheduled to begin at 9:00 a.m.

-	If revisions to the items subject to measures for electronic provision arise, a notice of the revisions and the details of the items before and after the revisions will be posted on each of the aforementioned websites.

Use of Electronic voting platform (information for institutional shareholders)

Institutional investors may exercise their voting rights for this Extraordinary General Meeting of Shareholders via electromagnetic means through the “Electronic Voting System Platform” operated by ICJ, Inc.

Instructions for Exercising Voting Rights via the Internet

Deadline for exercise of voting rights via the Internet:

No later than 6:00 p.m. on Wednesday, December 10, 2025 (JST)

Exercising voting rights via a smartphone, etc.

1. Scan the QR Code printed on the voting form.	2. Tap the “Exercise your voting right (議決権行使へ)” button from the top screen of the Portal of Shareholders’ Meeting.	3. The top screen of Smart Vote® is displayed. Enter your approval or disapproval by following the instructions shown on the screen.

* “QR Code” is a registered trademark of DENSO WAVE INCORPORATED.

Exercising voting rights via a PC, etc.

Please access the portal by entering your login ID and password printed on the voting form from the following URL. Then, enter your approval or disapproval by following the instructions shown on the screen.

The Portal of Shareholders’ Meeting URL

▶https://www.soukai-portal.net (in Japanese)

You can also use the website for exercising voting rights as before.

▶https://www.web54.net (in Japanese)

Click “Exercise your voting right”!

Notes:

●	If you wish to change your vote after exercising your voting rights, it is necessary that you enter your voting rights code and password printed on the voting form.
●	If you exercise your voting rights both via the Internet and in writing, your vote via the Internet will be treated as the valid one. Also, if you exercise your voting rights via the Internet multiple times, the final vote will be treated as the valid one.

For inquiries:

Dedicated phone line for Stock Transfer Agency Web Support, Sumitomo Mitsui Trust Bank, Limited 0120-652-031

(Operating hours: 9:00 a.m. to 9:00 p.m. (JST))

Reference Documents for General Meeting of Shareholders

Proposal No. 1          Approval of Share Transfer Plan

Hagiwara Electric Holdings Co., Ltd. (the “Company”) and SATORI ELECTRIC CO., LTD. (“Satori Electric”) (the Company and Satori Electric shall hereinafter be collectively referred to as the “Companies”) held discussions regarding the implementation of a business integration between the Companies (the “Business Integration”) under the spirit of equality based on the memorandum of understanding executed by the Companies on July 28, 2025 (the “MOU”), following which they reached an agreement regarding the establishment of MIRAINI HOLDINGS Co., Ltd. (the “Joint Holding Company”), which will become the wholly-owning parent company of the Companies through a joint share transfer (the “Share Transfer”) planned to be conducted on April 1, 2026, as well as regarding the terms and conditions of the Business Integration, and pursuant to a resolution of a Board of Directors meeting of each of the Companies held on October 14, 2025, the Companies executed a business integration agreement (the “Business Integration Agreement”) on the same date and jointly prepared a share transfer plan (the “Share Transfer Plan”).

Accordingly, the Company requests shareholder approval for the Share Transfer Plan.

The reasons for the Share Transfer, a summary of the Share Transfer Plan, and other matters relating to this proposal are as follows.

1.       Reasons for the Share Transfer

The Companies, as comprehensive electronics trading companies handling semiconductors, electronic components, and electronic equipment, have been providing optimal solutions that meet the diverse needs of their customers and have expanded their businesses globally by leveraging a wide variety of products and advanced technologies. The electronics market is currently experiencing a surge in demand for the adoption and utilization of technologies such as the Internet of Things (IoT), artificial intelligence (AI), edge computing, generative AI, and digital transformation (DX), not only in next-generation automobiles, but also to resolve the challenges of smartification across a broad range of industries, including manufacturing. Amid this environmental change, there is an increasing need for solutions that are more closely aligned with customer challenges in the utilization and supply of semiconductors. Furthermore, the role of electronics trading companies is also evolving, as they are required to build more sophisticated supply chains in the face of the impact of overseas relocation of manufacturing bases in association with changes in semiconductor utilization needs, as well as growing uncertainties in the business environment caused by U.S.-China trade friction, export controls, and geopolitical tensions.

Under such a business environment, the Companies have reached a shared recognition that, in order to achieve continuous business growth and development going forward, it is essential to concentrate their respective management resources and leverage their strengths to expand the scale of their business, and thereby deliver even greater added value. Based on this recognition, the Companies have reached a final agreement to conduct the Business Integration through mutual cooperation based on the spirit of equality.

2.       Summary of the Share Transfer Plan

A summary of the Share Transfer Plan is as stated in “Share Transfer Plan (Copy)” below.

Share Transfer Plan (Copy)

SATORI ELECTRIC CO., LTD. (“Satori Electric”) and Hagiwara Electric Holdings Co., Ltd. (“Hagiwara Electric”) have agreed to carry out a share transfer by means of a joint share transfer and have therefore jointly prepared the following share transfer plan (this “Plan”).

Article 1	Share Transfer

In accordance with the provisions of this Plan, on the Establishment Date (defined in Article 6; hereinafter the same) of the wholly-owning parent company that is to be newly established by means of a joint share transfer (the “New Company”), Satori Electric and Hagiwara Electric shall carry out a share transfer (the “Share Transfer”) causing the New Company to acquire all of the issued shares of Satori Electric and Hagiwara Electric, and as a result, Satori Electric and Hagiwara Electric will become wholly-owned subsidiaries of the New Company.

Article 2	Purpose, Trade Name, Headquarters Location, Total Number of Authorized Shares, and Other Matters to Be Set Forth in the Articles of Incorporation of the New Company

1.	The New Company’s purpose, trade name, headquarters location, and total number of authorized shares shall be as follows.
(1)	Purpose

The purpose of the New Company shall be as set forth in Article 2 of the Articles of Incorporation in Exhibit 1.

(2)	Trade name

The trade name of the New Company shall be MIRAINI HOLDINGS Kabushiki Kaisha, rendered in English as MIRAINI HOLDINGS CO., LTD.

(3)	Headquarters location

The location of the headquarters of the New Company shall be Minato-ku, Tokyo, and the address of its headquarters shall be 1-14-10 Shiba, Minato-ku, Tokyo.

(4)	Main office addresses

The addresses of the main offices of the New Company shall be 2-2-1 Higashi Sakura, Higashi-ku, Nagoya-shi, Aichi and 1-14-10 Shiba, Minato-ku, Tokyo.

(5)	Total number of authorized shares

The total number of authorized shares of the New Company shall be 100,000,000 shares.

2.	In addition to the matters listed in the preceding paragraph, the matters to be provided for in the articles of incorporation of the New Company shall be as set forth in the Articles of Incorporation in Exhibit 1.

Article 3	Names of the Directors and Financial Auditor Upon Establishment of the New Company

1.	The names of the Directors upon establishment of the New Company (excluding Directors upon establishment concurrently serving as Audit & Supervisory Committee Members upon establishment) are as follows.

Director upon establishment (planned to be appointed as Representative Director and President): Moritaka Kimura

Director upon establishment (planned to be appointed as Representative Director and Vice President): Hiroyuki Satori

Director upon establishment: Naruhiko Mizukoshi

Director upon establishment: Takeshi Soejima

Director upon establishment: Takuma Oyama

Director upon establishment: Shunji Tsuchiya

Outside Director upon establishment: Akihiro Taguchi

Outside Director upon establishment: Shinichi Okamoto

Outside Director upon establishment: Kyoko Hayashi

2.	The names of the Directors upon establishment of the New Company who are Audit & Supervisory Committee Members upon establishment are as follows.

Director (Full-time Audit & Supervisory Committee Member) upon establishment:
Noriaki Inoue

Outside Director (Audit & Supervisory Committee Member) upon establishment:
Seiji Sakata

Outside Director (Audit & Supervisory Committee Member) upon establishment:
Sachiko Enomoto

Outside Director (Audit & Supervisory Committee Member) upon establishment:
Akiko Yukimaru

3.	The name of the financial auditor upon establishment of the New Company is as follows.

KPMG AZSA LLC

Article 4          Shares to Be Delivered at the Time of the Share Transfer and Their Allocation

1.	At the time of the Share Transfer, the New Company shall deliver to the shareholders of Satori Electric and Hagiwara Electric as of the time immediately prior to the New Company acquiring all issued shares of Satori Electric and Hagiwara Electric (the “Reference Time”), in exchange for the common shares of Satori Electric and Hagiwara Electric that each shareholder owns, common shares of the New Company (the “Delivered Shares”) in the same number as the total of (i) the number obtained by multiplying the total number of common shares issued by Satori Electric as of the Reference Time by 1.02 and (ii) the number obtained by multiplying the total number of common shares issued by Hagiwara Electric as of the Reference Time by 2.
2.	The New Company shall allocate the Delivered Shares that are delivered pursuant to the provisions of the preceding paragraph to the shareholders of Satori Electric and Hagiwara Electric as of the Reference Time in the following proportions (the “Share Transfer Ratio”).
(1)	To shareholders of Satori Electric, 1.02 common shares of the New Company for each common share of Satori Electric that the shareholder owns.
(2)	To shareholders of Hagiwara Electric, 2 common shares of the New Company for each common share of Hagiwara Electric that the shareholder owns.
3.	Any fraction of less than one share in the calculation set forth in the preceding two paragraphs shall be handled in accordance with the provisions of Article 234 of the Companies Act (Act No. 86 of July 26, 2005, as amended) and other relevant laws and regulations.

Article 5          Amounts of the New Company’s Stated Capital and Capital Reserves

The amounts of stated capital and capital reserves on the Establishment Date of the New Company shall be as follows.

(1)	Amount of stated capital: 10,000,000,000 yen
(2)	Amount of capital reserves: 2,500,000,000 yen
(3)	Amount of retained earnings reserves: 0 yen
(4)	Amount of other capital surplus: The amount obtained by subtracting the total of the amounts set forth in (1) and (2) above from the amount of changes in shareholder equity stipulated in Article 52, paragraph (1) of the Regulations for Corporate Accounting (Ministry of Justice Order No. 12of 2006, as amended).

Article 6          New Company Establishment Date

The date on which the establishment of the New Company is to be registered (referred to as the “Establishment Date” in this Plan) shall be April 1, 2026. However, Satori Electric and Hagiwara Electric may change this by agreement upon consultation if necessary due to the progress of the procedures for the Share Transfer or for other reasons.

Article 7          General Meetings of Shareholders to Approve the Share Transfer Plan

1.	Satori Electric shall convene an extraordinary general meeting of shareholders on December 11, 2025 and seek resolutions regarding the approval of this Plan and matters required for the Share Transfer.
2.	Hagiwara Electric shall convene an extraordinary general meeting of shareholders on December 11, 2025 and seek resolutions regarding the approval of this Plan and matters required for the Share Transfer.
3.	If necessary due to the progress of the procedures for the Share Transfer or for any other reason, Satori Electric and Hagiwara Electric may, upon consultation and agreement, change the date of each general meeting of shareholders seeking resolutions regarding the approval of this Plan and matters required for the Share Transfer stipulated in the preceding two paragraphs.

Article 8          Share Listing and Shareholder Register Administrator

1.	On the Establishment Date, the New Company plans to list its common shares on the Tokyo Stock Exchange, Inc. (“TSE”) Prime Market and the Nagoya Stock Exchange, Inc. (“NSE”) Premier Market, and Satori Electric and Hagiwara Electric shall, upon consultation, mutually cooperate to the extent possible to carry out the procedures required for such listing.
2.	Satori Electric and Hagiwara Electric shall mutually cooperate and carry out necessary procedures to ensure that the listing of common shares issued by the New Company on the TSE Prime Market and on the NSE Premier Market is maintained.
3.	The shareholder register administrator for the New Company upon establishment will be Sumitomo Mitsui Trust Bank, Limited.

Article 9          Dividends of Surplus

1.	Satori Electric may distribute dividends of surplus (i) up to a maximum of 44 yen per common share to the common shareholders or registered pledgees of common shares of Satori Electric who are entered or recorded in the final shareholder register on November 30, 2025 and (ii) up to a maximum of 46 yen per common share to the common shareholders or registered pledgees of common shares of Satori Electric who are entered or recorded in the final shareholder register on March 31, 2026.
2.	Hagiwara Electric may distribute dividends of surplus (i) up to a maximum of 90 yen per common share to the common shareholders or registered pledgees of common shares of Hagiwara Electric who are entered or recorded in the final shareholder register on September 30, 2025 and (ii) up to a maximum of 95 yen per common share to the common shareholders or registered pledgees of common shares of Hagiwara Electric who are entered or recorded in the final shareholder register on March 31, 2026.
3.	Except for the cases set forth in the preceding two paragraphs, during the period after the preparation of this Plan and until the New Company’s Establishment Date, Satori Electric and Hagiwara Electric shall not pass a resolution to distribute dividends of surplus with a record date on or before the New Company’s Establishment Date. However, this provision will not apply if Satori Electric and Hagiwara Electric otherwise agree through consultation.

Article 10          Handling of Treasury Shares

After the preparation of this Plan, Satori Electric and Hagiwara Electric shall consult in good faith in regard to the timing, method, and other such matters relating to the disposal of the treasury shares held by each party.

Article 11          Management of Company Assets, etc.

1.	During the period after the preparation of this Plan and until the New Company’s Establishment Date, Satori Electric and Hagiwara Electric shall each perform their own business and manage and operate their assets with the due care of a prudent manager, shall each cause their respective subsidiaries to perform their own business and manage and operate their assets with the due care of a prudent manager, and except where otherwise set out in this Plan, shall consult and agree in advance before carrying out or causing to be carried out any act that could have a material impact on their respective assets or rights and obligations.
2.	During the period after the preparation of this Plan and until the New Company’s Establishment Date, if Satori Electric or Hagiwara Electric discovers events or circumstances that could have a material adverse impact on the execution of the Share Transfer or the reasonableness of the Share Transfer Ratio, it shall promptly give written notice thereof to the other party, and the parties shall consult in good faith on the handling thereof.

Article 12          Effect of this Plan

This Plan shall lose effect if the general meeting of shareholders of either Satori Electric or Hagiwara Electric set forth in Article 7 does not approve this Plan and resolve the matters necessary for the Share Transfer, if permits, etc. by relevant authorities necessary upon conducting the Share Transfer are not obtained by the New Company’s Establishment Date, or if the Share Transfer is suspended pursuant to the following article.

Article 13          Changes to Share Transfer Conditions and Suspension of the Share Transfer

During the period after the preparation of this Plan and until the New Company’s Establishment Date, if a material change has occurred or if it is discovered that there is an event that has a material impact on the financial or management condition of Satori Electric or Hagiwara Electric, if a situation that would materially impede the execution of the Share Transfer occurs or becomes evident, or if it otherwise becomes significantly difficult to achieve the purpose of this Plan, Satori Electric and Hagiwara Electric may, upon consultation and agreement, change the terms and conditions of the Share Transfer, amend the content of this Plan, or suspend the Share Transfer.

Article 14          Matters for Consultation

In addition to the matters stipulated in this Plan, Satori Electric and Hagiwara Electric shall separately consult on and determine any matters not provided for in this Plan and other matters required for the Share Transfer in accordance with the intent of this Plan.

IN WITNESS WHEREOF, two counterparts of this Plan are prepared, and upon affixing their names and seals thereto, one counterpart will be held by each of Satori Electric and Hagiwara Electric.

October 14, 2025

Satori Electric

1-14-10 Shiba, Minato-ku, Tokyo

SATORI ELECTRIC CO., LTD.

Representative Director and President: Hiroyuki Satori [seal]

Hagiwara Electric

2-2-1 Higashi Sakura, Higashi-ku, Nagoya-shi, Aichi

Hagiwara Electric Holdings Co., Ltd.

Representative Director and President Executive Officer: Moritaka Kimura [seal]

Exhibit 1

Articles of Incorporation

Chapter 1          General Provisions

Article 1          Trade Name

The trade name of the Company shall be MIRAINI HOLDINGS Kabushiki Kaisha, rendered in English as MIRAINI HOLDINGS CO., LTD.

Article 2          Purpose

1.	The purpose of the Company shall be to control and manage the business activities of companies (including foreign companies), partnerships (including foreign organizations equivalent to partnerships), and other business entities engaged in the following businesses by holding the shares or equity, etc. thereof.
(1)	Manufacturing, selling, exporting, and importing electronic measurement devices and applied electronic devices.
(2)	Manufacturing, selling, exporting, and importing medical equipment and devices.
(3)	Purchasing for sale, exporting, importing, planning, developing, designing, manufacturing, processing, leasing, and maintaining electronic circuit components.
(4)	Developing, designing, manufacturing, processing, purchasing for sale, exporting, importing, leasing, and maintaining telecommunications equipment, optical communication equipment and devices, applied electronic equipment and devices, electrical equipment and devices, and devices and wires related to any of the foregoing (including semiconductor devices, integrated circuits, and other parts and materials used in, and other articles related to, any of the foregoing).
(5)	Planning, developing, designing, producing for sale, purchasing for sale, exporting, importing, leasing, and maintaining computer systems and software.
(6)	Electrical work and telecommunications work.
(7)	Labor dispatch.
(8)	Selling and purchasing secondhand goods.
(9)	Loaning money, guaranteeing and assuming obligations, selling and purchasing various claims, and other financial services.
(10)	Services relating to the planning, design, development, establishment, maintenance, and operation of information systems.
(11)	Services relating to the development of application software using the internet and the sale of licenses.
(12)	Telecommunications services.
(13)	Information processing services and information provision services.
(14)	Consulting relating to the businesses stated in item (3), item (4), item (5), item (12), and item (13).
(15)	Processing, selling, exporting, and importing synthetic resins, other chemical products, and metals.
(16)	Any businesses incidental to any of the foregoing.
2.	The Company may engage in any of the businesses set out in the items of the preceding paragraph and any businesses incidental or related thereto.

Article 3          Location of Headquarters, etc.

1.	The headquarters of the Company shall be located in Minato-ku, Tokyo.
2.	In addition to the headquarters stated in the preceding paragraph, the Company shall have its main offices in Nagoya-shi, Aichi and Minato-ku, Tokyo.

Article 4          Establishment of Organs

In addition to the general meetings of shareholders and Directors, the Company shall establish the following organs.

(1)	Board of Directors
(2)	Audit & Supervisory Committee
(3)	Financial auditor

Article 5          Method of Public Notices

The Company shall provide its public notices electronically. However, if the Company is unable to provide electronic public notices due to an accident or other unavoidable circumstances, the Company shall publish its public notices in the Nihon Keizai Shimbun.

Chapter 2          Shares

Article 6          Total Number of Authorized Shares

The total number of authorized shares of the Company shall be 100,000,000 shares.

Article 7          Number of Shares in a Share Unit

The number of shares in a share unit of the Company shall be 100 shares.

Article 8          Rights Pertaining to Shares of Less than One Share Unit

Shareholders of the Company shall not be entitled to exercise any rights other than those stated below in regard to any shares of less than one share unit held thereby.

(1)	The rights stated in each item of Article 189, paragraph (2) of the Companies Act.
(2)	The right to make a demand pursuant to the provisions of Article 166, paragraph (1) of the Companies Act.
(3)	The right to receive an allotment of shares for subscription or share options for subscription in proportion to the number of shares owned by the shareholder.
(4)	The right to make a demand set out in Article 11.

Article 9          Share Handling Regulations

The handling of the shares of the Company shall be governed by the Share Handling Regulations established by the Board of Directors.

Article 10          Shareholder Register Administrator

The Company shall have a shareholder register administrator.

Article 11          Demand for Sale of Additional Shares

Shareholders who hold shares of less than one share unit may demand the Company to sell additional shares to them in the number that will equal one share unit when totaled with the shares of less than one share unit held by the shareholder.

Chapter 3          General Meetings of Shareholders

Article 12          Record Date

The shareholders recorded in the shareholder register on March 31 of each year shall be entitled to exercise rights at the Ordinary General Meeting of Shareholders of that year.

Article 13          Timing of Convocation

An Ordinary General Meeting of Shareholders of the Company shall be convened in June of each year. Extraordinary general meetings of shareholders shall be convened whenever necessary.

Article 14          Convener and Chairperson

General meetings of shareholders of the Company shall be convened and chaired by the Director who is President and Executive Officer. If that Director is unable to do so, another Director in the order determined in advance by the Board of Directors shall convene and chair the meeting.

Article 15          Resolution Requirements

1.	Unless otherwise provided for in laws and regulations or these Articles of Incorporation, the passage of a resolution of a general meeting of shareholders shall require approval by a majority of the voting rights of the attending shareholders.
2.	The passage of a resolution of a general meeting of shareholders pursuant to Article 309, paragraph (2) of the Companies Act shall require (i) the attendance of shareholders holding one third or more of the voting rights of all shareholders entitled to vote and (ii) approval by a majority of two thirds or more of the voting rights of the attending shareholders.

Article 16          Measures for Electronic Provision, etc.

1.	When convening a general meeting of shareholders, the Company shall take measures to electronically provide information contained in the general meeting of shareholders reference documents and other such documents.
2.	In regard to the matters for which electronic provisions measures will be taken that are set out in a Ministry of Justice order, the Company may choose not to state all or some of those matters in the documents to be delivered to shareholders who requested the delivery of documents by the record date for voting rights.

Article 17          Proxy Exercise of Voting Rights

Shareholders may exercise their voting rights through a proxy who is another shareholder with voting rights in the Company. In this case, the shareholder or the proxy must submit a document certifying the right of proxy to the Company for each general meeting of shareholders.

Chapter 4          Directors and the Board of Directors

Article 18          Number of Directors

1.	The Company shall have 15 or fewer Directors.
2.	Of the Directors set out in the preceding paragraph, five or fewer shall be Directors concurrently serving as Audit & Supervisory Committee Members.

Article 19          Election

1.	The election of a Director shall require (i) the attendance at a general meeting of shareholders of shareholders holding one third or more of the voting rights of all shareholders entitled to vote and (ii) approval by a majority of the voting rights of the attending shareholders. However, Directors concurrently serving as Audit & Supervisory Committee Members shall be elected separately from other Directors.
2.	Cumulative voting shall not be used when electing Directors.
3.	The election of reserve Directors concurrently serving as Audit & Supervisory Committee Members shall be effective until the start of the Ordinary General Meeting of Shareholders pertaining to the final business year to end within two years following their election.

Article 20          Term of Office

1.	The term of office of Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members) shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the final business year to end within one year following their election.
2.	The term of office of Directors concurrently serving as Audit & Supervisory Committee Members shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the final business year to end within two years following their election.
3.	The term of office of a Director concurrently serving as an Audit & Supervisory Committee Member and who was elected as a reserve to fill a vacancy left by a Director concurrently serving as an Audit & Supervisory Committee Member leaving office before the completion of his or her term shall be until the completion of the term of the Director concurrently serving as an Audit & Supervisory Committee Member who left office.

Article 21          Representative Directors

The Board of Directors shall appoint several Representative Directors from among the Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members).

Article 22          Board of Directors

1.	Unless otherwise provided for in laws and regulations, Board of Directors meetings shall be convened and chaired by the Director determined in advance by the Board of Directors. If that Director is unable to do so, another Director in the order determined in advance by the Board of Directors shall convene and chair the meeting.
2.	Notice of the convocation of a Board of Directors meeting shall be sent to each Director at least three days before the date of the meeting. However, this period may be shortened in urgent cases.
3.	If all of the Directors so consent, a Board of Directors meeting may be held without following the convocation procedures.
4.	If a Director proposes a matter to be resolved on by the Board of Directors, and all of the Directors entitled to participate in the vote regarding that resolution express their consent in writing or by electronic or magnetic means, a Board of Directors resolution approving that proposal shall be deemed to have been passed.
5.	Matters relating to the operation of the Board of Directors and other such matters shall be governed by the Board of Directors Regulations established by the Board of Directors.
6.	Pursuant to the provisions of Article 399-13, paragraph (6) of the Companies Act, the Company may delegate all or part of the decisions regarding the execution of important operations (excluding the matters stated in the items of paragraph (5) of that article) to the Directors by a Board of Directors resolution.

Article 23          Executive Officers

1.	By a Board of Directors resolution, the Company may appoint executive officers and cause them to execute the operations of the Company assigned to them.
2.	By a Board of Directors resolution, the Board of Directors may appoint a President and Executive Officer and other executive officers with titles from among the executive officers.

Chapter 5          Audit & Supervisory Committee

Article 24          Audit & Supervisory Committee

1.	Notice of the convocation of an Audit & Supervisory Committee meeting shall be sent to each Audit & Supervisory Committee Member at least three days before the date of the meeting. However, this period may be shortened in urgent cases.
2.	If all of the Audit & Supervisory Committee Members so consent, an Audit & Supervisory Committee meeting may be held without following the convocation procedures.
3.	Matters relating to the operation of the Audit & Supervisory Committee and other such matters shall be governed by the Audit & Supervisory Committee Regulations established by the Audit & Supervisory Committee.
4.	By an Audit & Supervisory Committee resolution, the Audit & Supervisory Committee may appoint full-time Audit & Supervisory Committee Members.

Chapter 6          Director Liability Exemption

Article 25          Director Liability Exemption

1.	Pursuant to the provisions of Article 426, paragraph (1) of the Companies Act, the Company may, by a Board of Directors resolution, exempt Directors (including former Directors) from liability for damages up to the maximum exemption amount set out in laws and regulations.
2.	Pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Company may enter into agreements with Directors (excluding Directors who are executive Directors, etc.) limiting their liability for damages. However, the maximum amount of liability under such agreements shall be the amount set out in laws and regulations.

Chapter 7          Accounting

Article 26          Business Year

The business year of the Company shall be from April 1 of each year until March 31 of the following year.

Article 27          Dividends of Surplus, etc.

1.	The Company may pay year-end dividends to the shareholders or registered pledgees of shares recorded in the shareholder register on the last day of each business year.
2.	In addition to the preceding paragraph, the Company may pay interim dividends to the shareholders or registered pledgees of shares recorded in the shareholder register on September 30 of each year.
3.	In addition to the preceding two paragraphs, the Company may pay other dividends of surplus after establishing a reference date.
4.	Unless otherwise provided for in laws and regulations, the Company shall determine the payment of dividends of surplus and other matters set out in the items of Article 459, paragraph (1) of the Companies Act by a Board of Directors resolution.

Article 28          Limitation of Dividend Payment Period

If dividends of surplus are not collected after three years have passed from the date on which payment commenced, the Company shall be released from its obligation to pay those dividends.

Supplementary Provisions

Article 1          Representative Directors Upon Establishment

The Company’s Representative Directors upon establishment shall be as follows.

Representative Director upon establishment: Moritaka Kimura

Representative Director upon establishment: Hiroyuki Satori

Article 2          Initial Compensation, etc. for Directors

The amount of compensation, etc. for the Company’s Directors for the period from the establishment date of the Company until the close of its first Ordinary General Meeting of Shareholders shall be as follows.

(1)	Monetary compensation, etc. for Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

The total amount of compensation, etc. shall be 800,000,000 yen or less annually (however, excluding the employee salaries of employees who are also Directors).

(2)	Compensation, etc. for Directors concurrently serving as Audit & Supervisory Committee Members

The total amount of compensation, etc. shall be 280,000,000 yen or less annually.

(3)	Monetary compensation claims issued in order to grant restricted stock
A.	Allotment of and payment for restricted stock

The Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors; the “Eligible Directors”) shall, as an in-kind investment, pay all of the monetary compensation claims issued pursuant to a resolution of the Company’s Board of Directors and receive an allotment of the Company’s common shares (“Restricted Stock”).

The paid-in amount for Restricted Stock shall be determined by the Company’s Board of Directors within an extent that is not particularly favorable to the Eligible Directors based on the closing price of the Company’s common shares on the Tokyo Stock Exchange on the business day preceding the date of the resolution of the Company’s Board of Directors regarding the issuance or disposal of the Restricted Stock (if no shares were traded on that day, then the closing price of the nearest preceding day on which shares were traded). In addition, the monetary compensation claims shall be issued on the condition that the Eligible Directors consent to making that in-kind investment and enter into the restricted stock allotment agreement set out in D below.

B.	Amount of monetary compensation claims to be issued to the Eligible Directors

The amount of monetary compensation claims to be issued to the Eligible Directors in order to grant Restricted Stock shall be within the annual amount of compensation stated in “(1) Monetary compensation, etc. for Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members)” and shall be 200,000,000 yen or less annually.

C.	Total number of shares of Restricted Stock

The total number of shares of Restricted Stock to be allotted to the Eligible Directors in each business year shall be limited to a maximum of 200,000 shares. However, if a share split (including a gratis allotment of shares) or share consolidation is performed in regard to the Company’s common shares or if it is otherwise necessary to adjust the total number of shares of Restricted Stock to be allotted to the Eligible Directors, the Company may make reasonable adjustments thereto.

D.	Details of the restricted stock allotment agreement

When allotting Restricted Stock, the Company shall, pursuant to a resolution of its Board of Directors, enter into a restricted stock allotment agreement with the Eligible Directors who will receive allotments of Restricted Stock containing the content summarized below (shares of Restricted Stock allotted to those Eligible Directors are hereinafter referred to as “Allotted Shares”).

(a)	Details of transfer restriction

Eligible Directors who receive an allotment of Restricted Stock shall not be entitled to transfer to a third party, establish a pledge on, establish a right of security by assignment (joto tanpo) on, make an inter vivos gift of, bequeath, or otherwise dispose of the Allotted Shares for 30 years following the day on which the allotment was received (the “Transfer Restriction Period”; this restriction is hereinafter referred to as the “Transfer Restriction”).

(b)	Acquisition of Restricted Stock without charge

If an Eligible Director who has been allotted the restricted stock resigns or retires from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company from the commencement date of the Transfer Restriction Period until the day immediately before the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date, the Company shall naturally acquire all of the Allotted Shares without charge, unless there are reasons that the Board of Directors of the Company deems to be justifiable. Furthermore, if, at the time of the expiration of the Transfer Restriction Period, there are any Allotted Shares for which the Transfer Restriction has not been lifted pursuant to the provisions of (c) below, the Company shall naturally acquire all the Allotted Shares without charge. However, if, during the Transfer Restriction Period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the Company) and if, in such organizational restructuring, etc., a corporation other than the Company subject to such organizational restructuring, etc. delivers shares of such corporation (limited to shares that are equivalent to shares with restriction on transfer) to Eligible Directors, the Company shall not acquire the Allotted Shares without charge.

(c)	Lifting of Transfer Restriction

The Company shall lift the Transfer Restriction of all the Allotted Shares upon the expiration of the Transfer Restriction Period on the condition that an Eligible Director who has been allotted the restricted stock has continuously held the position of a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company from the commencement date of the Transfer Restriction Period until the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date. However, if such Eligible Director resigns or retires from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company prior to the expiration of the Transfer Restriction Period for reasons that the Board of Directors of the Company deems to be justifiable, the number of the Allotted Shares for which the Transfer Restriction will be lifted and the timing of such lifting shall be reasonably adjusted as necessary.

(d)	Handling of organizational restructuring, etc.

If, during the Transfer Restriction Period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the Company), the Company shall, by a resolution of the Board of Directors of the Company, lift the Transfer Restriction of the Allotted Shares in a number reasonably determined based on the period from the commencement date of the Transfer Restriction Period to the date of approval of such organizational restructuring, etc., prior to the effective date of such organizational restructuring, etc.

In such a case, the Company shall naturally acquire the Allotted Shares for which the Transfer Restriction has not been lifted at the time immediately following the lifting of the Transfer Restriction in accordance with the above provisions. Provided, however, if, in such organizational restructuring, etc., a corporation other than the Company subject to such organizational restructuring, etc. delivers shares of such corporation (limited to shares that are equivalent to restricted stock) to the Eligible Directors, the Company will not lift the Transfer Restriction of the Allotted Shares nor acquire the Allotted Shares without charge.

Article 3          Assumption of Contractual Status Relating to Restricted Stock

On April 1, 2026, the Company shall assume the contractual status and rights and obligations of Hagiwara Electric Holdings Co., Ltd. under the allotment agreement pertaining to the restricted stock delivered pursuant to the restricted stock compensation plan approved at the 61st Ordinary General Meeting of Shareholders of Hagiwara Electric Holdings Co., Ltd. held on June 28, 2018.

Article 4          Deletion of Supplementary Provisions

Article 1 through Article 3 of these supplementary provisions shall be deleted upon the close of the Company’s first Ordinary General Meeting of Shareholders.

3.	Matters Relating to the Appropriateness of Provisions Regarding the Matters Stated in Article 773, Paragraph (1), Items (v) and (vi) of the Companies Act
(1)	Matters Relating to the Allotment of Shares of the Joint Holding Company to Be Delivered to the Shareholders of the Companies by the Joint Holding Company Upon the Share Transfer
(i)	Content of Allotment Pertaining to the Share Transfer (Share Transfer Ratio)

The Companies have determined that the allotment ratio of common shares of the Joint Holding Company to be allotted and delivered to the shareholders of each of the Companies upon the establishment of the Joint Holding Company through the Share Transfer (the “Share Transfer Ratio”) shall be as follows.

Company name	The Company	Satori Electric
Share Transfer Ratio	2	1.02

(Note 1)    Details of the Share Allotment pertaining to the Share Transfer

For each common share of the Company, two common shares of the Joint Holding Company shall be allotted and delivered; and for each common share of Satori Electric, 1.02 common shares of the Joint Holding Company shall be allotted and delivered. In the event that any fractional shares of the Joint Holding Company arise as a result of the Share Transfer, the amount of money corresponding to such fractional shares will be paid to the relevant shareholders, in accordance with Article 234 of the Companies Act and other applicable laws and regulations; provided, however, that the above Share Transfer Ratio may be subject to change upon mutual consultation between the Companies, if there is any material change in the conditions that form the basis of the valuation thereof or if any material discrepancy is found.

(Note 2)   The share unit of the Joint Holding Company shall be 100 shares.

(Note 3)    Number of new shares to be delivered by the Joint Holding Company (scheduled)

Common shares: 35,481,762 shares

The above number is based on the total number of issued shares of the Company as of September 30, 2025 (10,118,000 shares), and the total number of issued shares of Satori Electric as of August 31, 2025 (14,946,826 shares).

(Note 4)    Handling of Shares Less Than One Unit

Shareholders of the Companies who receive an allotment of shares of the Joint Holding Company constituting less than one unit (100 shares) (“Shares Less Than One Unit”) in the Share Transfer will not be able to sell the Shares Less Than One Unit that they hold on the Tokyo Stock Exchange or other financial instruments exchanges. However, such shareholders may demand that the Joint Holding Company purchase the Shares Less Than One Unit that they hold in accordance with the provision of Article 192, paragraph (1) of the Companies Act.

Additionally, it is planned that provisions will be set forth in the articles of incorporation of the Joint Holding Company to the effect that the shareholders may demand that the Joint Holding Company sell them a sufficient number of shares to constitute one share unit when combined with the Shares Less Than One Unit that they hold. Therefore, pursuant to such provision of the articles of incorporation and the provision of Article 194, paragraph (1) of the Companies Act, the shareholders will be able to demand that the Joint Holding Company sell them a sufficient number of shares to constitute one share unit when combined with the Shares Less Than One Unit that they hold.

(ii)	Grounds and Reasons for the Content of the Allotment Pertaining to the Share Transfer

To ensure the fairness of the Share Transfer Ratio in the Share Transfer and to otherwise ensure the fairness of the Share Transfer, the Company appointed SMBC Nikko Securities Inc. (“SMBC Nikko”) as a third-party appraiser and Mori Hamada & Matsumoto LPC (“Mori Hamada”) as its legal advisor. Meanwhile, Satori Electric appointed Daiwa Securities Co. Ltd. (“Daiwa Securities”) as a third-party appraiser and TMI Associates as its legal advisor.

The Companies have requested their respective third-party appraisers to perform a valuation on the Share Transfer Ratio to be used in the Share Transfer. Based on the valuation results provided by the respective third-party appraisers and advice from their respective legal advisors, and after comprehensively considering their respective financial conditions, asset status, future outlook, and other factors, the Companies engaged in multiple rounds of careful negotiations and consultations concerning the Share Transfer Ratio. As a result, the Companies determined that the Share Transfer Ratio set forth in “(i) Content of Allotment Pertaining to the Share Transfer (Share Transfer Ratio)” above is appropriate. Accordingly, at the respective Board of Directors meetings held on July 28, 2025, the Companies resolved to approve the Share Transfer Ratio and execute the MOU, and the MOU was duly executed.

The Companies have confirmed that, with respect to the basis for calculating the Share Transfer Ratio stated above, no material change that affects the Share Transfer Ratio stated above occurred after the execution of the MOU and agreed on the Share Transfer Ratio stated above in the Business Integration Agreement dated October 14, 2025 and the Share Transfer Plan.

(iii)	Matters Related to the Valuation
(a)	Names of appraisers and their relationship with the Companies

Neither SMBC Nikko, as the third-party appraiser for the Company, nor Daiwa Securities, as the third-party appraiser for Satori Electric, is a related party of the Companies, and neither SMBC Nikko nor Daiwa Securities has any material interest in connection with the Share Transfer which needs to be stated. The fees to be paid to SMBC Nikko and Daiwa Securities in relation to the Share Transfer include fixed fees to be paid irrespective of whether the Share Transfer is successful or unsuccessful and contingency fees to be paid subject to the completion of the Share Transfer.

(b)	Summary of valuation

In order to ensure the fairness of the valuation of the Share Transfer Ratio to be used in the Share Transfer, the Company appointed SMBC Nikko as its third-party appraiser, and Satori Electric appointed Daiwa Securities as its third-party appraiser, following which each of the Companies requested its appraiser to conduct a valuation and analysis of the Share Transfer Ratio.

SMBC Nikko conducted the valuation employing the market share price method, since the shares of the Company are listed on the Prime Market of the Tokyo Stock Exchange and the Premier Market of the Nagoya Stock Exchange, and the shares of Satori Electric are listed on the Prime Market of the Tokyo Stock Exchange, and each of their market share prices is available. Additionally, SMBC Nikko employed the comparable listed company method, since there are multiple listed companies that are engaged in businesses relatively comparable to the Company and Satori Electric, and it is therefore possible to infer the share value by comparing similar listed companies. Furthermore, the discounted cash flow (DCF) method was employed to evaluate the intrinsic value based on the status of the Company’s and Satori Electric’s future business activities.

The valuation results under each of the above methods are as follows. The valuation range of the Share Transfer Ratio below represents the valuation results of the number of common shares of the Joint Holding Company to be allotted per common share of Satori Electric when allotting two common shares of the Joint Holding Company for one common share of the Company.

Methods employed	Valuation range of the Share Transfer Ratio
Market share price method	1.01 - 1.03
Comparable listed company method	0.87 - 1.75
DCF method	0.53 - 1.16

The market share price method was conducted for the Company and Satori Electric with the valuation reference date set as July 25, 2025, by employing the simple average of the closing prices (rounded to the nearest yen) on the Prime Market of the Tokyo Stock Exchange for the period of one month, three months, and six months immediately preceding the valuation reference date, respectively, and the range of the Share Transfer Ratio was calculated as specified above based on the results of each such evaluation.

In calculating the Share Transfer Ratio, SMBC Nikko, in principle, used the information provided by the Company and Satori Electric and information, etc. available to the general public. SMBC Nikko relied on the assumption that all such materials and information, etc. were accurate and complete and did not independently verify their accuracy and completeness. In addition, SMBC Nikko did not conduct any independent valuation, appraisal, or assessment of the assets and liabilities of the Company and Satori Electric and their associated companies (including off-balance sheet assets and liabilities and other contingent liabilities), nor did it request a third-party appraiser to conduct any valuation, appraisal, or assessment. Furthermore, SMBC Nikko assumed that the information concerning the financial forecasts of the Company and Satori Electric (including the profit plans and other information) was reasonably prepared by the respective managements of the Company and Satori Electric based on the best forecasts and judgments as at the time such information was provided.

In addition, the business plans of the Company and Satori Electric, which SMBC Nikko used as a basis for its valuation under the DCF method, do not incorporate any synergy effects to be achieved as a result of the Business Integration. Moreover, the business plan of the Company for the fiscal years ending March 31, 2026 through March 31, 2028, which SMBC Nikko used as a basis for its valuation under the DCF method, includes fiscal years in which substantial fluctuations in profit are anticipated compared to the previous fiscal year. Specifically, for the fiscal year ending March 31, 2027, a substantial increase in operating income is anticipated compared to the previous fiscal year, driven by revenue growth in the electronic devices business due to the acquisition of new projects and, in the technology solutions business, by steady demand for DX investment as well as an acceleration in the transition to a high value-added business model centered on data utilization.

Meanwhile, Daiwa Securities conducted the valuation employing the market share price method, since the Companies have listed their shares on financial instruments exchanges and their market share prices are available. Additionally, Daiwa Securities employed the comparable company method, since there are multiple listed companies comparable to the Companies and it is therefore possible to estimate the share value by comparing similar companies. Furthermore, Daiwa Securities employed the DCF method in order to reflect the status of future business activities in the valuation.

The results of the valuation under each of the above methods are as follows. The figures below represent the results of the valuation of the number of common shares of the Joint Holding Company to be allotted per common share of Satori Electric when allotting two common shares of the Joint Holding Company for one common share of the Company.

Methods employed	Valuation range of the Share Transfer Ratio
Market share price method	1.01 - 1.04
Comparable company method	0.65 - 1.54
DCF method	0.72 - 1.37

The market share price method was conducted with the valuation reference date set as July 25, 2025, by employing the closing price on the Tokyo Stock Exchange on the valuation reference date and the simple average of the closing prices on the Tokyo Stock Exchange for each period of the past one month, three months, and six months immediately preceding the valuation reference date, respectively.

Under the DCF method, the corporate value is calculated by discounting future cash flows, etc. (which are expected to be generated based on the financial forecasts prepared by the Companies) to present value at a certain discount rate. The financial forecast of Satori Electric which the calculation was based on does not include a fiscal year in which a substantial increase or decrease in profit is expected; however, the financial forecast of the Company does include such a fiscal year in which a substantial increase or decrease in the profit from the previous fiscal year is expected. Specifically, during the fiscal year ending March 31, 2027, a substantial increase in the operating profits from the previous fiscal year is expected due to an increase in net sales resulting from expanded sales in the engineering business that supports the utilization of software for mobility systems and in high value added devices, as well as due to a recovery of the gross profit margin resulting from a rebound from worsened profits caused by currency exchange fluctuations and certain low-profit projects.

In calculating the Share Transfer Ratio, Daiwa Securities, in principle, used the information provided by the Companies as well as information, etc. available to the general public. Daiwa Securities relied on the assumption that all such materials and information, etc. were accurate and complete and did not independently verify their accuracy and completeness. In addition, Daiwa Securities did not conduct any independent valuation, appraisal, or assessment of the assets and liabilities of the Companies and their associated companies (including off-balance sheet assets and liabilities and other contingent liabilities), nor did it request a third-party appraiser to conduct any valuation, appraisal, or assessment. Furthermore, Daiwa Securities assumed that the information concerning the financial forecasts of the Companies (including the profit plans and other information) was reasonably prepared by the respective managements of the Companies based on the best forecasts and judgments as at the time such information was provided.

(iv)       Measures to Ensure Fairness

The Company has taken the following measures to ensure the fairness of the Share Transfer.

(a)	Procurement of a share transfer ratio valuation report from an independent third-party appraiser

As stated in “(ii) Grounds and Reasons for the Content of the Allotment Pertaining to the Share Transfer” above, in order to ensure the fairness and appropriateness of the Share Transfer, the Company has appointed SMBC Nikko as an independent third-party appraiser and has obtained a share transfer ratio valuation report to serve as the basis for the agreement on the Share Transfer Ratio in the Share Transfer. In addition, the Company has engaged in negotiations and consultations with Satori Electric, with reference to the analysis and advice of SMBC Nikko as a financial advisor and third-party appraiser, and the Company resolved at its Board of Directors meeting held on July 28, 2025 to carry out the Share Transfer based on the Share Transfer Ratio stated in “(i) Content of Allotment Pertaining to the Share Transfer (Share Transfer Ratio)” above.

(b)	Advice from independent law firm

In order to ensure the fairness and appropriateness of decision making by its Board of Directors, the Company has obtained legal advice from Mori Hamada, a legal advisor independent from the Companies, regarding matters such as procedures for the Share Transfer and decision-making methods and processes to be undertaken by the Company. Mori Hamada is not a related party of the Companies and does not have any material interest in connection with the Business Integration which needs to be stated.

Meanwhile, Satori Electric has taken the following measures to ensure the fairness of the Share Transfer.

(a)	Procurement of a share transfer ratio valuation report, etc. from an independent third-party appraiser

As stated in “(ii) Grounds and Reasons for the Content of the Allotment Pertaining to the Share Transfer” above, in order to ensure the fairness and appropriateness of the Share Transfer, Satori Electric has appointed Daiwa Securities as an independent third-party appraiser and has obtained a share transfer ratio valuation report to serve as the basis for the agreement on the Share Transfer Ratio in the Share Transfer. In addition, Satori Electric has engaged in negotiations and consultations with the Company, with reference to the analysis and advice of Daiwa Securities as a financial advisor and third-party appraiser, and Satori Electric resolved at its Board of Directors meeting held on July 28, 2025 to carry out the Share Transfer based on the Share Transfer Ratio stated in “(i) Content of Allotment Pertaining to the Share Transfer (Share Transfer Ratio)” above.

(b)	Advice from independent law firm

In order to ensure the fairness and appropriateness of decision making by its Board of Directors, Satori Electric has obtained legal advice from TMI Associates, a legal advisor independent from the Companies, regarding matters such as procedures for the Share

Transfer and decision-making methods and processes to be undertaken by Satori Electric. TMI Associates is not a related party of the Companies and does not have any material interest in connection with the Business Integration which needs to be stated.

(v)	Matters relating to application for listing of Joint Holding Company, etc.

The Companies plan to apply for a technical listing of the common shares of the Joint Holding Company to be newly established on the Tokyo Stock Exchange and Nagoya Stock Exchange. The scheduled listing date is April 1, 2026. As the Companies will become wholly-owned subsidiaries of the Joint Holding Company as a result of the Share Transfer, the shares of Satori Electric are scheduled to be delisted from the Tokyo Stock Exchange, and the shares of the Company are scheduled to be delisted from the Tokyo Stock Exchange and the Nagoya Stock Exchange, respectively, on March 30, 2026, prior to the listing of the shares of the Joint Holding Company. The date of the delisting will be determined pursuant to the respective rules of the Tokyo Stock Exchange and the Nagoya Stock Exchange.

(vi)	Measures to Avoid Conflicts of Interest

No special measures have been taken in connection with the Share Transfer as there are no particular conflicts of interest between the Companies.

(2)	Matters Relating to the Amounts of Stated Capital and Capital Reserves of the Joint Holding Company

The Companies have determined that the amounts of the stated capital and capital reserves of the Joint Holding Company upon its establishment through the Share Transfer shall be as follows.

(i)	Amount of stated capital: 10,000,000,000 yen
(ii)	Amount of capital reserves: 2,500,000,000 yen
(iii)	Amount of retained earnings reserves: 0 yen
(iv)	Amount of other capital surplus: The amount obtained by subtracting the total of the amounts set forth in (i) and (ii) above from the amount of changes in shareholder equity stipulated in Article 52, paragraph (1) of the Regulations for Corporate Accounting.

The Companies held discussions and determined the above amounts of stated capital and capital reserves within the scope of the provisions of Article 52 of the Regulations for Corporate Accounting after comprehensively taking into account and considering the size of the Joint Holding Company and other various factors.

4.	Matters Relating to the Appropriateness of Provisions Regarding the Matters Stated in Article 773, Paragraph (1), Items (ix) and (x) of the Companies Act

There are no applicable matters.

5.	Matters Relating to Satori Electric
(1)	Details of Financial Statements, etc. for Most Recent Business Year (Fiscal Year Ended May 31, 2025)

The details of the financial statements, etc. of Satori Electric for the fiscal year ended May 31, 2025 are not stated in these reference documents pursuant to the provisions of laws and regulations and Article 15, paragraph 2 of the Company’s Articles of Incorporation as they are available on the Company’s website (https://www.hagiwara.co.jp/ir/stocks/meeting/), the website for publishing shareholders meeting reference documents (https://d.sokai.jp/7467/25295857/), and the website of the Tokyo Stock Exchange (https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show).

(2)	Details of Events Having a Material Impact on the Status of Company Assets That Occurred After the Last Day of the Most Recent Business Year

There are no applicable matters.

6.	Details of Events Pertaining to the Company Having a Material Impact on the Status of Company Assets That Occurred After the Last Day of the Most Recent Business Year

There are no applicable matters.

7.	Matters Set Out in Article 74 of the Regulations for Enforcement of the Companies Act Regarding Persons Who Will Be Directors (Excluding Persons Who Will Be Directors Concurrently Serving as Audit & Supervisory Committee Members) of the Wholly-Owning Parent Company Established Through the Share Transfer

The persons who will be Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members) of the Joint Holding Company are as follows.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Jan. 2007	Joined Oracle Corporation Japan
	Jan. 2011	Joined Hagiwara Electric Co., Ltd., Department Manager of Overseas Department
	Apr. 2011	President and CEO of Hagiwara America, Inc.
	Oct. 2012	Managing Director of Hagiwara Electric Europe GmbH
	July 2014	General Manager of 1st Electron Devices Division of Hagiwara Electric Co., Ltd.
	June 2015	Executive Officer of Hagiwara Electric Co., Ltd.
	Apr. 2018	Director of Hagiwara Electronics Co., Ltd.
	Apr. 2020	Managing Executive Officer of Hagiwara Electric Holdings Co., Ltd. Director of Hagiwara Techno Solutions Co., Ltd.
Moritaka Kimura (January 30, 1967)	June 2020	Director of Hagiwara Electric Holdings Co., Ltd. Supervising Corporate Planning Division of Hagiwara Electric Holdings Co., Ltd.	(1) 11,128 shares (2) - shares (3) 22,256 shares
	June 2021	President and Representative Director of Hagiwara Electric Holdings Co., Ltd.
	Apr. 2022	Supervising Corporate Strategy Division of Hagiwara Electric Holdings Co., Ltd. (current position)
	June 2023	Supervising Internal Audit Office of Hagiwara Electric Holdings Co., Ltd.
	Apr. 2024	Supervising Internal Auditing Department of Hagiwara Electric Holdings Co., Ltd. (current position)
Apr. 2025

Representative Director, President Executive Officer of Hagiwara Electric Holdings Co., Ltd. (current position)

Supervising Accounting & Finance Division of Hagiwara Electric Holdings Co., Ltd. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Moritaka Kimura has many years of work experience in the device business and has been promoting initiatives related to new business as Director of business companies. He has been demonstrating his excellent leadership in promoting the new medium-term management plan since assuming the office of President and Representative Director of the Company. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Sep. 1995	Joined SATORI ELECTRIC CO., LTD.
	Aug. 2002	Director in charge of Overseas Business of SATORI ELECTRIC CO., LTD.
	Aug. 2005	Director in charge of Greater China Business of SATORI ELECTRIC CO., LTD.
	Aug. 2007	Managing Director, Head of Asia Business of SATORI ELECTRIC CO., LTD.
	Aug. 2008	Director and Managing Executive Officer, Head of Overseas Business of SATORI ELECTRIC CO., LTD.
	June 2009	Director and Managing Executive Officer, Head of Sales Promotion Business Unit in charge of Sales Promotion of SATORI ELECTRIC CO., LTD.
	June 2011	Director and Senior Managing Executive Officer, Head of Sales in charge of Corporate Planning of SATORI ELECTRIC CO., LTD.
	Aug. 2011	Representative Director and Senior Managing Executive Officer, Head of Management in charge of Corporate Planning of SATORI ELECTRIC CO., LTD.
Hiroyuki Satori (July 13, 1966)	Aug. 2012	Representative Director and Vice President in charge of Corporate Planning of SATORI ELECTRIC CO., LTD.	(1) - shares (2) 104,938 shares (3) 107,036 shares
	June 2013	Representative Director and President and COO of SATORI ELECTRIC CO., LTD.
	Aug. 2013	Director of SATORI PINICS CO., LTD. Director of STAR ELECTRONICS CO., LTD. (current position)
	June 2016	Representative Director and President and CEO of SATORI ELECTRIC CO., LTD.
	May 2018	Representative Director and Chairman of SATORI SP TECHNOLOGY CO., LTD. (current position)
	Aug. 2020	Representative Director and President and Executive Officer of SATORI ELECTRIC CO., LTD. (current position) Representative Director and Chairman of SATORI PINICS CO., LTD.
	Aug. 2023	Director of SATORI PINICS CO., LTD. (current position)
	Sep. 2025	Director of SM Electronic Technologies Pvt. Ltd. (current position) Director of MAGnetIC Holding B.V. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)
Hiroyuki Satori has been involved in domestic and overseas business operations and has extensive experience, including working experience at overseas business locations, and broad knowledge. He has demonstrated strong leadership in promoting management reforms as the Representative Director and President and Executive Officer of SATORI ELECTRIC CO., LTD. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1987	Joined MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD. (currently PANASONIC HOLDINGS CORPORATION)
	Apr. 2010	Deputy Managing Director, PANASONIC SHUN HING INDUSTRIAL DEVICES SALES CO., LTD. Deputy Managing Director, PANASONIC SHUN HING INDUSTRY (SHENZHEN) CO., LTD.
	Mar. 2013	Head of Power Device Div, PANASONIC AUTOMOTIVE & INDUSTRIAL SYSTEMS CO., LTD. President and Representative Director, PANASONIC DEVICE DISCRETE SEMICONDUCTOR CO., LTD.
Naruhiko Mizukoshi (December 17, 1963)	July 2017	Director, Head of Semiconductor Business Unit, PANASONIC SEMICONDUCTOR SOLUTIONS CO., LTD.	(1) - shares (2) 3,005 shares (3) 3,065 shares
	Sep. 2020	Joined SATORI SP TECHNOLOGY CO., LTD.
	Dec. 2020	Executive Officer, SATORI SP TECHNOLOGY CO., LTD.
	Aug. 2021	Director and Managing Executive Officer, SATORI SP TECHNOLOGY CO., LTD.
	June 2022	President and Representative Director, SATORI SP TECHNOLOGY CO., LTD. (current position)
	June 2023	Managing Executive Officer, Head of Enterprise Segment, SATORI ELECTRIC CO., LTD.
	Aug. 2025	Director and Managing Executive Officer, Head of Enterprise Segment, SATORI ELECTRIC CO., LTD. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Naruhiko Mizukoshi has extensive knowledge and deep insight on management gained from his many years of involvement in business management in Japan and overseas at a major electronics manufacturer, and from his work experience at SATORI ELECTRIC CO., LTD., including serving as the President of a domestic subsidiary. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1989	Join Hagiwara Electric Co., Ltd.
	July 2006	Manager of 1st Sales Department of 1st Electron Devices Division of Hagiwara Electric Co., Ltd.
	July 2011	Deputy Manager of 2nd Electron Devices Division of Hagiwara Electric Co., Ltd.
Takeshi Soejima (August 13, 1965)	July 2013	General Manager of 2nd Electron Devices Division of Hagiwara Electric Co., Ltd.	(1) 3,229 shares (2) - shares (3) 6,458 shares
	June 2015	Executive Officer of Hagiwara Electric Co., Ltd.
	Apr. 2018	Director of Hagiwara Electronics Co., Ltd.
	Apr. 2020	Representative Director and President of Hagiwara Electronics Co., Ltd.
	Apr. 2025	Representative Director, President, and Executive Officer of Hagiwara Electronics Co., Ltd. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Takeshi Soejima has abundant work experience in the electronic devices business over many years, and he has used that experience to provide strong leadership as the Representative Director, President, and Executive Officer of Hagiwara Electronics Co., Ltd. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1988	Joined Mitsubishi Corporation
	June 1997	Investment and Credit Department of Mitsubishi International Corporation
	Dec. 2002	Treasurer Office (Finance Department) of Mitsubishi Corporation
	Apr. 2009	Accounting Department of Industrial Finance, Logistics & Development Group
	May 2011	Executive Vice President & CFO of Mitsubishi Corporation China Co., Ltd.
	July 2013	Deputy General Manager of Risk Management Department, in charge of Business Portfolio Management, of Mitsubishi Corporation
	Jan. 2016	Member of the Board, Managing Executive Officer, CFO of Mitsubishi Corporation Energy Co., Ltd.
Takuma Oyama (February 1, 1966)	Mar. 2019	General Manager of Accounting Department of Saudi Petrochemicals Development Co., Ltd. (SPDC)	(1) 828 shares (2) - shares (3) 1,656 shares
	July 2020	General Manager of Accounting Department, General Affairs Department, Information Systems Department & Assistant to President of SPDC
	Apr. 2024	Joined Hagiwara Electric Holdings Co., Ltd., Senior Managing Executive, Assistant to President
	Apr. 2025	Managing Executive Officer of Hagiwara Electric Holdings Co., Ltd. Director of Hagiwara Electronics Co., Ltd. (current position) Director of Hagiwara Techno Solutions Co., Ltd. (current position)
	June 2025	Director and Managing Executive Officer of Hagiwara Electric Holdings Co., Ltd. (current position) In charge of Accounting & Finance Division of Hagiwara Electric Holdings Co., Ltd. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Takuma Oyama has extensive experience in the finance and accounting divisions at Mitsubishi Corporation, particularly serving as CFO in China and during his assignment to a domestic subsidiary. He also has experience working overseas in the U.S. and China, and after assuming office as a Director of the Company, he has been deeply involved in financial strategy. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to capitalize on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1991	Joined THE DAI-ICHI MUTUAL LIFE INSURANCE COMPANY (currently THE DAI-ICHI LIFE INSURANCE CO., LTD.)
	Feb. 2015	Director, COO, DLI NORTH AMERICA INC.
	Apr. 2017	General Manager of Credit Department, THE DAI-ICHI LIFE INSURANCE CO., LTD.
	Apr. 2020	General Manager of Audit and Supervisory Committee’s Center, DAI-ICHI LIFE HOLDINGS, INC. General Manager of Audit and Supervisory Board Member’s Center, THE DAI-ICHI LIFE INSURANCE CO., LTD.
Shunji Tsuchiya (April 28, 1968)	Aug. 2022	Executive Managing Director, VERTEX INVESTMENT SOLUTIONS CO., LTD.	(1) - shares (2) - shares (3) - shares
	Apr. 2025	Seconded to SATORI ELECTRIC CO., LTD. Executive Fellow, Corporate Div., SATORI ELECTRIC CO., LTD.
Aug. 2025

Joined SATORI ELECTRIC CO., LTD.

Director, SATORI ELECTRIC CO., LTD.

Director, SATORI PINICS CO., LTD. (current position)

Director, STAR ELECTRONICS CO., LTD. (current position)

Director, SATORI SP TECHNOLOGY CO., LTD. (current position)

	Sep. 2025	Director and Managing Executive Officer in charge of corporate affairs, SATORI ELECTRIC CO., LTD.

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Shunji Tsuchiya has extensive knowledge and deep insight, which he earned through his many years of involvement in diverse operations at a financial institution, including financial services, overseas business, and auditing, and through his involvement in management, including serving as Executive Managing Director in charge of corporate planning at an affiliate of that institution. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1980	Joined OLYMPUS OPTICAL CO., LTD. (currently OLYMPUS CORPORATION)
	June 2010	Executive Officer, OLYMPUS CORPORATION Director and Member of the Board, OLYMPUS MEDICAL SYSTEMS CORP.
	Apr. 2012	Senior Executive Managing Officer, OLYMPUS CORPORATION President, OLYMPUS MEDICAL SYSTEMS CORP.
	Apr. 2013	Senior Executive Managing Officer, OLYMPUS CORPORATION Outside Director, SONY OLYMPUS MEDICAL SOLUTIONS INC.
	Apr. 2015	Head of Sales Group and Business Management Officer of Medical Business, OLYMPUS CORPORATION Director and Member of the Board, OLYMPUS MEDICAL SYSTEMS CORP.
	June 2015	Director and Senior Executive Managing Officer, OLYMPUS CORPORATION
(Outside Director) Akihiro Taguchi (January 26, 1958)	Apr. 2019	Director and Senior Executive Managing Officer and Chief Operating Officer, OLYMPUS CORPORATION President, OLYMPUS MEDICAL SYSTEMS CORP.	(1) - shares (2) 2,038 shares (3) 2,078 shares
	June 2019	Executive Officer and Chief Operating Officer, OLYMPUS CORPORATION
	Apr. 2020	Executive Officer and Chief Technology Officer, OLYMPUS CORPORATION Director and Member of the Board, OLYMPUS MEDICAL SYSTEMS CORP.
	Aug. 2022	Outside Director, Audit and Supervisory Committee Member, SATORI ELECTRIC CO., LTD.
	Sep. 2023	Outside Director and Member of Board, ASAHI INTECC CO., LTD. (current position)
	Aug. 2024	Outside Director and Chairman of the Board, SATORI ELECTRIC CO., LTD. (current position)
(Significant concurrent positions) Outside Director and Member of Board, ASAHI INTECC CO., LTD.

Reasons for nomination as candidate for Outside Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members) and outline of expected role
Akihiro Taguchi has extensive experience and broad knowledge from his background as a CTO and corporate manager at a group company of a comprehensive electronics maker, as well as professional insight and knowledge in design, development, and technology. The Companies propose his election as Outside Director of the Joint Holding Company to be newly established as they believe he will utilize that experience, knowledge, and insight. The Companies expect that he will provide advice and oversight of management of the Joint Holding Company, utilizing his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Aug. 1989	Joined Sony Corporation (currently Sony Group Corporation)
	Sep. 2003	Started research and development consultant business
	Nov. 2004	Outside Director of Digital Media Professionals Inc. (current position)
(Outside Director)	Mar. 2010	Established Blue Shift Technology Inc., assumed office of Director (current position)	(1) 200 shares (2) - shares (3) 400 shares
Shinichi Okamoto (April 28, 1958)	June 2022	Outside Director of Hagiwara Electric Holdings Co., Ltd. (current position)
(Significant concurrent positions) Outside Director of Digital Media Professionals Inc. Director of Blue Shift Technology Inc.

Reasons for nomination as candidate for Outside Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members) and outline of expected role

Shinichi Okamoto has work experience as CTO of a group company of a comprehensive home electronics maker and as R&D consultant. The Companies propose his election as Outside Director of the Joint Holding Company to be newly established because he is expected to capitalize on his abilities and experience. The Companies expect that he will provide advice and oversight of management of the Joint Holding Company, utilizing his abundant experience and deep insight.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1989	Joined Motorola, Inc.
	June 1991	Joined The Boston Consulting Group, Inc.
	Jan. 2007	Joined Globis Corporation
	Apr. 2014	Professor, Graduate School of Management, Globis University (current position)
	July 2014	Managing Director, General Manager, Corporate Administration Division, Globis Corporation
	July 2019	Senior Faculty Director, Faculty Division (currently Faculty Group Office) (current position)
(Outside Director)	May 2022	Outside Director, Eat & Holdings Co., Ltd (current position)
Kyoko Hayashi (November 9, 1966)	June 2023	Outside Director of Hagiwara Electric Holdings Co., Ltd. (current position)	(1) - shares (2) - shares (3) - shares
	Sep. 2023	Outside Director (Audit and Supervisory Committee Member) of KOA SHOJI HOLDINGS Co., Ltd. (current position)

(Significant concurrent positions)

Professor, Graduate School of Management, Globis University

Senior Faculty Director, Faculty Group Office, Globis Corporation

Outside Director, Eat & Holdings Co., Ltd

Outside Director (Audit and Supervisory Committee Member) of KOA SHOJI HOLDINGS Co., Ltd.

Reasons for nomination as candidate for Outside Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members) and outline of expected role

Kyoko Hayashi possesses abundant experience in diversity, work style reform, DX promotion, crisis management, and disaster prevention, and the Companies believe that she will be able to utilize her abilities and experience as the Companies aim to sustainably enhance the corporate value of the entire group, and therefore the Companies propose her election as Outside Director of the Joint Holding Company to be newly established. The Companies expect that she will provide advice and oversight of management of the Joint Holding Company, utilizing her abundant experience and deep insight.

(Note 1)	The number of shares of the Company and Satori Electric owned by each candidate is based on ownership status as of September 30, 2025, and the number of shares of the Joint Holding Company to be allotted is based on that ownership status and the Share Transfer Ratio. The number of shares of the Joint Holding Company that will actually be allotted may change depending on the number of shares owned up to the point in time immediately before the establishment date of the Joint Holding Company.
(Note 2)	There are no special interests between each candidate and the Company or Satori Electric, and no special interests are anticipated to arise between each candidate and the Joint Holding Company.

(Note 3)	Akihiro Taguchi, Shinichi Okamoto, and Kyoko Hayashi are candidates for Outside Director. Kyoko Hayashi’s name in the family register is Kyoko Otani.
(Note 4)	If Akihiro Taguchi, Shinichi Okamoto, and Kyoko Hayashi are elected and assume office as Outside Directors, the Joint Holding Company plans to register them with the Tokyo Stock Exchange and the Nagoya Stock Exchange as independent officers under the regulations of each exchange.
(Note 5)	If Akihiro Taguchi, Shinichi Okamoto, and Kyoko Hayashi are elected and assume office as Outside Directors, pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Joint Holding Company plans to enter into agreements limiting their liability for damages set out in Article 423, paragraph (1) of the Companies Act. The maximum amount of liability under such agreements is planned to be the minimum liability amount set out in laws and regulations.
(Note 6)	The Joint Holding Company plans to enter into a directors and officers liability insurance policy set out in Article 430-3, paragraph (1) of the Companies Act with an insurance company, and if the candidates for Director are elected and assume office, they are planned to be insured under that policy. The policy is planned to provide compensation for damage, etc. in cases where an insured party bears liability for damages arising from acts performed in regard to their duties, and the Joint Holding Company plans to bear all of the insurance fees.

8.	Matters Set Out in Article 74-3 of the Regulations for Enforcement of the Companies Act Regarding Persons Who Will Be Directors Concurrently Serving as Audit & Supervisory Committee Members of the Joint Holding Company

The persons who will be Directors concurrently serving as Audit & Supervisory Committee Members of the Joint Holding Company are as follows.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1986	Joined Hagiwara Electric Co., Ltd.
	June 2004	Department Manager of Komaki Branch of Hagiwara Electric Co., Ltd.
	July 2012	Department Manager of General Affairs Department of Hagiwara Electric Co., Ltd.
	July 2015	Deputy General Manager of General Affairs & Personnel Division of Hagiwara Electric Co., Ltd.
Noriaki Inoue (February 22, 1964)	Apr. 2018	General Manager of General Affairs & Personnel Division of Hagiwara Electric Co., Ltd. Audit & Supervisory Board Member of Hagiwara Electronics Co., Ltd.	(1) 3,437 shares (2) - shares (3) 6,874 shares
	Apr. 2021	Senior Managing Executive of Hagiwara Electric Holdings Co., Ltd.
	June 2022	Audit & Supervisory Board Member of Hagiwara Techno Solutions Co., Ltd. Audit & Supervisory Board Member of Hagiwara Hokuto Techno Co., Ltd.
	Sep. 2022	Audit & Supervisory Board Member of Hagiwara Engineering Co., Ltd.
	June 2024	Director (Audit & Supervisory Committee Member) of Hagiwara Electric Holdings Co., Ltd. (current position)

Reasons for nomination as candidate for Director concurrently serving as Audit & Supervisory Committee Member

Noriaki Inoue has many years of work experience in general affairs, and he also has practical experience as an Audit & Supervisory Board Member at business companies. The Companies propose his election as a Director concurrently serving as Audit & Supervisory Committee Member of the Joint Holding Company to be newly established because he is expected to capitalize on his abilities and experience in the Joint Holding Company’s audit and supervisory functions.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1981	Joined Ricoh Company, Ltd.
	Apr. 2010	Corporate Vice President and General Manager, Controller Development Division & Deputy General Manager, MFP Business Group, Ricoh Company, Ltd.
	Apr. 2012	Corporate Senior Vice President and General Manager, Human Resources Division, Ricoh Company, Ltd.
	Apr. 2018	Corporate Executive Vice President and General Manager, Office Printing Business Group, Ricoh Company, Ltd.
	June 2018	Director, Corporate Executive Vice President, and General Manager, Office Printing Business Group, Ricoh Company, Ltd.
(Outside Director)	Apr. 2019	Director, Corporate Executive Vice President, CTO, Ricoh Company, Ltd.	(1) - shares (2) 628 shares (3) 640 shares
Seiji Sakata (September 12, 1958)	Apr. 2021	Director, Executive Corporate Officer, CTO, and General Manager, Advanced Technology R&D Division, Ricoh Company, Ltd.
	June 2023	Outside Director, Hirose Electric Co., Ltd. (current position)
	Mar. 2024	Outside Board Member, MABUCHI MOTOR CO., LTD (current position)
	Aug. 2024	Outside Director, Audit and Supervisory Committee Member, SATORI ELECTRIC CO., LTD. (current position)
(Significant concurrent positions) Outside Director, Hirose Electric Co., Ltd. Outside Board Member, MABUCHI MOTOR CO., LTD.

Reasons for nomination as candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member and outline of expected role

Seiji Sakata has extensive experience and broad knowledge as a corporate manager, as well as professional insight and knowledge in design, development, and technology. Considering that he will contribute to strengthening the supervisory function for the business execution of the Joint Holding Company to be newly established, the Companies nominate him as a candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member of the Joint Holding Company. The Companies expect that he will fulfill a role to secure the validity and adequacy of decision-making by the Board of Directors of the Joint Holding Company by providing oversight and advice, utilizing his professional insight and experience in design, development, and technology.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Nov. 2004	Joined Tohmatsu & Co. (currently Deloitte Touche Tohmatsu LLC)
	June 2008	Registered as a certified public accountant
	Aug. 2017	Established Sachiko Enomoto Certified Public Accountant Office (current position)
	July 2020	Audit & Supervisory Board Member of Enomoto Corporation (current position)
	Apr. 2021	Domestic Relations Conciliation Commissioner of Nagoya Family Court
	June 2023	Outside Audit & Supervisory Board Member of TAIHO KOGYO CO., LTD. (current position)
	Oct. 2023	Civil Mediation Commissioner of Nagoya District Court and Nagoya Summary Court (current position)
(Outside Director) Sachiko Enomoto (May 26, 1974)	June 2024	Outside Director (Audit & Supervisory Committee Member) of Hagiwara Electric Holdings Co., Ltd. (current position)	(1) 215 shares (2) - shares (3) 430 shares
	Jan. 2025	Judicial commissioner of Nagoya Summary Court (current position)
	June 2025	Outside Director (Audit & Supervisory Committee Member) of TAISEI ONCHO CO., LTD. (current position)

(Significant concurrent positions)

Certified public accountant

Civil Mediation Commissioner of Nagoya District Court and Nagoya Summary Court

Outside Audit & Supervisory Board Member of TAIHO KOGYO CO., LTD.

Outside Director (Audit & Supervisory Committee Member) of TAISEI ONCHO CO., LTD.

Audit & Supervisory Board Member of Enomoto Corporation

Reasons for nomination as candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member and outline of expected role

The Companies propose the election of Sachiko Enomoto as an Outside Director concurrently serving as Audit & Supervisory Committee Member of the Joint Holding Company to be newly established because she is expected to capitalize on her specialized knowledge and experience as a certified public accountant in enhancing audit and supervisory functions. The Companies expect that she will fulfill a role to secure the validity and adequacy of decision-making by the Board of Directors of the Joint Holding Company by providing oversight and advice, utilizing her specialized knowledge and experience as a certified public accountant. Ms. Enomoto has never in the past been involved in the management of a company except as an outside officer. However, the Companies judge she will appropriately fulfill her duties as an Outside Director concurrently serving as Audit & Supervisory Committee Member based on the above reasons.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Satori Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 2000	Entered The Legal Training and Research Institute of Japan (54th Class)
	Oct. 2001	Judge, Tokyo District Court
	Feb. 2008	Registered as Attorney Joined Yoshioka Tsuji Law Office (currently Yoshioka Ono Law Office)
	May 2019	Yokohama Sogo Law Office (current position)
(Outside Director)	July 2019	Legal Specialist, Hiratsuka City (current position)
	June 2021	Outside Director, IPS, Inc. (current position)
Akiko Yukimaru (January 7, 1977)	Aug. 2022	Outside Director, Audit and Supervisory Committee Member, SATORI ELECTRIC CO., LTD. (current position)	(1) - shares (2) 610 shares (3) 622 shares
	May 2025	Outside Audit & Supervisory Board Member, Tebiki Inc. (current position)
(Significant concurrent positions) Attorney Outside Director, IPS, Inc. Outside Audit & Supervisory Board Member, Tebiki Inc.

Reasons for nomination as candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member and outline of expected role

Akiko Yukimaru has professional insight and extensive experience cultivated as a judge and an attorney. Expecting her to offer advice from her professional point of view, the Companies nominate her as a candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member of the Joint Holding Company to be newly established. The Companies expect that she will fulfill a role to secure the validity and adequacy of decision-making by the Board of Directors of the Joint Holding Company by providing oversight and advice, utilizing her professional insight and experience as a judge and attorney. Although Ms. Yukimaru has never been involved in company management other than as an outside officer, the Companies consider, for the above reasons, that she will be able to appropriately fulfill the duties of Outside Director concurrently serving as Audit & Supervisory Committee Member.

(Note 1)	The number of shares of the Company and Satori Electric owned by each candidate is based on ownership status as of September 30, 2025, and the number of shares of the Joint Holding Company to be allotted is based on that ownership status and the Share Transfer Ratio. The number of shares of the Joint Holding Company that will actually be allotted may change depending on the number of shares owned up to the point in time immediately before the establishment date of the Joint Holding Company.
(Note 2)	There are no special interests between each candidate and the Company or Satori Electric, and no special interests are anticipated to arise between each candidate and the Joint Holding Company.
(Note 3)	Seiji Sakata, Sachiko Enomoto, and Akiko Yukimaru are candidates for Outside Director.

(Note 4)	If Seiji Sakata, Sachiko Enomoto, and Akiko Yukimaru are elected and assume office as Outside Directors, the Joint Holding Company plans to register them with the Tokyo Stock Exchange and the Nagoya Stock Exchange as independent officers under the regulations of each exchange.
(Note 5)	If Seiji Sakata, Sachiko Enomoto, and Akiko Yukimaru are elected and assume office as Outside Directors, pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Joint Holding Company plans to enter into agreements limiting their liability for damages set out in Article 423, paragraph (1) of the Companies Act. The maximum amount of liability under such agreements is planned to be the minimum liability amount set out in laws and regulations.
(Note 6)	The Joint Holding Company plans to enter into a directors and officers liability insurance policy set out in Article 430-3, paragraph (1) of the Companies Act with an insurance company, and if the candidates for Director are elected and assume office, they are planned to be insured under that policy. The policy is planned to provide compensation for damage, etc. in cases where an insured party bears liability for damages arising from acts performed in regard to their duties, and the Joint Holding Company plans to bear all of the insurance fees.

Reference: Director skills matrix

The Joint Holding Company to be newly established will have multiple Outside Directors who maintain a certain distance from business execution.

In addition, the Board of Directors of the Joint Holding Company to be newly established will be composed of a number of Directors within the limits set out in the Companies Act and the Articles of Incorporation, and it will be well-balanced in terms of knowledge, experience, and skills to ensure that the Board of Directors effectively fulfills its roles and duties. Furthermore, the composition of the Board of Directors will achieve diversity while maintaining an appropriate size.

A matrix of the skills of the Directors is as follows.

Name	Position in the Joint Holding Company (planned)	Gender	Corporate management and management strategy	Sales and marketing
Moritaka Kimura	Representative Director and President	Male	●	●
Hiroyuki Satori	Representative Director and Vice President	Male	●	●
Naruhiko Mizukoshi	Director	Male	●	●
Takeshi Soejima	Director	Male	●	●
Takuma Oyama	Director	Male	●
Shunji Tsuchiya	Director	Male	●
Akihiro Taguchi	Outside Director	Male	●	●
Shinichi Okamoto	Outside Director	Male	●	●
Kyoko Hayashi	Outside Director	Female
Noriaki Inoue	Director (Full-time Audit & Supervisory Committee Member)	Male
Seiji Sakata	Outside Director (Audit & Supervisory Committee Member)	Male	●
Sachiko Enomoto	Outside Director (Audit & Supervisory Committee Member)	Female
Akiko Yukimaru	Outside Director (Audit & Supervisory Committee Member)	Female

(Note)	The above table indicates the areas in which each Director is particularly able to utilize their expertise based on their experience, etc. and does not represent all of the knowledge possessed by each Director.

Global business	Technology (design, development, and production)	IT and DX	Finance and accounting	Risk management	Talent management	Sustainability
●		●		●		●
●				●	●	●
●	●				●
●
●			●	●	●	●
●			●	●	●	●
●	●			●
●	●	●
●					●	●
				●	●	●
	●	●		●	●	●
			●	●		●
				●		●

9.	Matters Set Out in Article 77 of the Regulations for Enforcement of the Companies Act Regarding the Person Who Will Be the Financial Auditor of the Joint Holding Company

The person who will be the financial auditor of the Joint Holding Company is as follows.

(As of June 30, 2025)

Name	KPMG AZSA LLC
Office location	Main office: 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo Number of offices: 12
	July 1969:	Established Asahi Accounting Corporation
	July 1985:	Established Asahi Shinwa Accounting Corporation
	Oct. 1993:	Merged with Inoue Saito Eiwa Audit Corporation (established April 1978) and became Asahi & Co.
History	Jan. 2004:	Merged with AZSA & Co. (established February 2003) and became KPMG AZSA LLC
	July 2010:	Converted to a limited liability audit corporation (yugen sekinin kansa hojin), and its name in Japanese became “Yugen Sekinin Azusa Kansa Hojin”
Stated capital: 3,000,000,000 yen
Personnel composition
Certified public accountants: 3,011
Overview	Newly certified and junior CPAs: 1,537
Audit support staff: 2,013
Other staff: 801
Total: 7,362
Audit client companies: 3,255

(Note)	The Audit & Supervisory Committee of each of the Companies comprehensively considered factors such as KPMG AZSA LLC’s record of performing accounting audits over many years, its independence and other qualifications as a professional expert, and its systems for ensuring that the accounting audits of the Joint Holding Company will be appropriately performed, as a result of which the committees determined that KPMG AZSA LLC is suitable as the financial auditor of the Joint Holding Company.

Proposal No. 2          Partial Amendment to the Articles of Incorporation

1.       Reasons for Amendment

To facilitate the smooth execution of administrative procedures related to the convocation of Ordinary General Meetings of Shareholders and other matters, Article 11 of the current Articles of Incorporation (Record Dates) specifies the record dates of Ordinary General Meetings of Shareholders, in accordance with the provisions of Article 124, paragraph (3) of the Companies Act. If Proposal No. 1, “Approval of Share Transfer Plan,” is approved at this Meeting, and the Share Transfer becomes effective as of Wednesday, April 1, 2026, the Company will have only one shareholder, namely the Joint Holding Company. As such, the provisions relating to record dates for Ordinary General Meetings of Shareholders will become unnecessary. For this reason, the record date system for Ordinary General Meetings of Shareholders will be abolished, Article 11 of the current Articles of Incorporation (Record Dates) will be deleted in its entirety, and the article numbers of Article 12 and subsequent articles of the current Articles of Incorporation will be renumbered accordingly (this partial amendment to the Articles of Incorporation is hereinafter referred to as the “Partial Amendment to Articles of Incorporation.”).

The Partial Amendment to Articles of Incorporation will come into effect on Wednesday, April 1, 2026 on the condition that Proposal No. 1, “Approval of Share Transfer Plan,” is approved as originally proposed at this Meeting and the Share Transfer becomes effective.

Reference

The Company plans to pay dividends of surplus (year-end dividends) for the fiscal year ending March 2026 (April 1, 2025 to March 31, 2026) to shareholders and registered pledgees of shares whose names are entered or recorded on the final shareholder register as of March 31, 2026 in accordance with Article 25, paragraph 1 of the current Articles of Incorporation (Article 24, paragraph 1 after the Partial Amendment to Articles of Incorporation).

2.       Details of Amendments

The details of the amendments are as follows.

(Amendments are underlined.)

Current Articles of Incorporation	Proposed amendment
Article 1 to Article 10 (Text omitted)	Article 1 to Article 10 (No amendment)

(Record Dates)

Article 11 The Company shall deem the shareholders whose names are recorded on the shareholder register as of March 31 of each year to be the shareholders entitled to exercise their rights at the Ordinary General Meetings of Shareholders.

(Deleted)
Article 12 to Article 26 (Text omitted)	Article 11 to Article 25 (No amendment)

Proposal No. 3      Partial Revision of Restricted Stock Compensation Plan for Directors (Excluding Directors Concurrently Serving as Audit & Supervisory Committee Members, and Outside Directors)

The 61st Ordinary General Meeting of Shareholders of the Company held on June 28, 2018 approved matters including the establishment of a compensation limit pursuant to the introduction of a restricted stock compensation plan (the “Plan”) for Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors; the same applies below in this proposal), and the Plan remains in effect at present.

Under the Plan, in light of the fact that the incentive structure between a corporation and its Directors will be substantially changed in the event of a merger or other organizational restructuring, etc., it has been approved that the details of the restricted stock allotment agreement shall include a provision which states, in summary, “if, during the transfer restriction period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the Company), the Company shall, by a resolution of the Board of Directors of the Company, lift the restriction on transfer of the restricted stock that have been allotted to the Company’s Directors in a number reasonably determined based on the period from the commencement date of the transfer restriction period to the date of approval of such organizational restructuring, etc., prior to the effective date of such organizational restructuring, etc.”

The Company seeks shareholder approval to make the following revisions to the Plan at this time in order to ensure that the Company’s Directors share the same benefits and risks relating to share value changes as the shareholders and to continue to increase the Directors’ desire to contribute to raising share value and enhancing corporate value by maintaining the transfer restriction on the restricted stock compensation already granted to the Company’s Directors even after Proposal No. 1, “Approval of Share Transfer Plan,” is approved as originally proposed at this Meeting and the Company becomes a wholly-owned subsidiary of the Joint Holding Company. In addition, the Company seeks to make these revisions in order to further increase the Directors’ desire to contribute to enhancing the corporate value of the Joint Holding Company group by taking into account the possibility of the Company’s Directors transferring within the Joint Holding Company group after the Business Integration and setting the conditions for and timing of the removal of the transfer restriction in a way that will enable the Directors to continue holding restricted stock if so transferred. The other content of the Plan will not be changed and will remain as previously approved.

The purpose of the Plan is to ensure that the Company’s Directors share the same benefits and risks relating to share value changes as the shareholders and to increase the Directors’ desire to contribute to raising share value and enhancing corporate value. This proposal is consistent with the purpose of the Plan and the policy on determining the details of compensation, etc. for individual Directors of the Company, and in order to ensure the fairness and transparency of the relevant procedures, the Nomination and Compensation Advisory Committee, a majority of whose members are Independent Outside Directors, deliberated and delivered a report on this proposal. Accordingly, the Company believes the content of this proposal is appropriate.

The details of the revisions are as follows.

(Changes are underlined.)

Before change	After change
3. Details of the Restricted Stock Allotment Agreement	3. Details of the Restricted Stock Allotment Agreement
(2) Acquisition of Restricted Stock without Charge	(2) Acquisition of Restricted Stock without Charge
If an Eligible Director who has been allotted the restricted stock resigns from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) from the commencement date of the transfer restriction period until the day immediately before the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date, the Company shall naturally acquire the restricted stock allotted to such Eligible Director (the “Allotted Shares”) without charge, unless there are reasons that the Board of Directors of the Company deems to be justifiable.

If an Eligible Director who has been allotted the restricted stock resigns or retires from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company from the commencement date of the transfer restriction period until the day immediately before the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date, the Company shall naturally acquire the restricted stock allotted to such Eligible Director (the “Allotted Shares”) without charge, unless there are reasons that the Board of Directors of the Company deems to be justifiable.

Furthermore, if, at the time of the expiration of the transfer restriction period, there are any Allotted Shares for which the restriction on transfer has not been lifted pursuant to the provisions of (3) below, the Company shall naturally acquire all the Allotted Shares without charge. However, if, during the transfer restriction period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the

Company) and if, in such organizational restructuring, etc., a corporation other than the Company subject to such organizational restructuring, etc. delivers shares of such corporation (limited to shares that are equivalent to shares with restriction on transfer) to Eligible Directors, the Company shall not acquire the Allotted Shares without charge.
(3) Lifting of the Restriction on Transfer	(3) Lifting of the Restriction on Transfer
The Company shall lift the restriction on transfer of all the Allotted Shares upon the expiration of the transfer restriction period on the condition that an Eligible Director who has been allotted the restricted stock has continuously held the position of a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) from the commencement date of the transfer restriction period until the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date. However, if such Eligible Director resigns from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) prior to the expiration of the transfer restriction period for reasons that the Board of Directors of the Company deems to be justifiable, the number of the Allotted Shares for which the restriction on transfer will be lifted and the timing of such lifting shall be reasonably adjusted as necessary.	The Company shall lift the restriction on transfer of all the Allotted Shares upon the expiration of the transfer restriction period on the condition that an Eligible Director who has been allotted the restricted stock has continuously held the position of a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company from the commencement date of the transfer restriction period until the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date. However, if such Eligible Director resigns or retires from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company prior to the expiration of the transfer restriction period for reasons that the Board of Directors of the Company deems to be justifiable, the number of the Allotted Shares for which the restriction on transfer will be lifted and the timing of such lifting shall be reasonably adjusted as necessary.
(4) Handling of Organizational Restructuring, etc.	(4) Handling of Organizational Restructuring, etc.
If, during the transfer restriction period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the Company), the Company shall, by a resolution of the Board of Directors of the Company, lift the restriction on transfer of the Allotted Shares in a number reasonably determined based on the period from the commencement date of the transfer restriction period to the date of approval of such organizational restructuring, etc., prior to the effective date of such organizational restructuring, etc. In such a case, the Company shall naturally acquire the Allotted Shares for which the restriction on transfer has not been lifted at the time immediately following the lifting of the restriction on transfer in accordance with the above provisions.	If, during the transfer restriction period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the Company), the Company shall, by a resolution of the Board of Directors of the Company, lift the restriction on transfer of the Allotted Shares in a number reasonably determined based on the period from the commencement date of the transfer restriction period to the date of approval of such organizational restructuring, etc., prior to the effective date of such organizational restructuring, etc. In such a case, the Company shall naturally acquire the Allotted Shares for which the restriction on transfer has not been lifted at the time immediately following the lifting of the restriction on transfer in accordance with the above provisions. Provided, however, if, in such organizational restructuring, etc., a corporation other than the Company subject to such organizational restructuring, etc. delivers shares of such corporation (limited to shares that are equivalent to restricted stock) to the Eligible Directors, the Company will not lift the restriction on transfer of the Allotted Shares nor acquire the Allotted Shares without charge.

If this proposal is approved, the Company plans to take the prescribed procedures in accordance with the method stipulated in the said restricted stock allotment agreement in order to reflect the revisions to the Plan under this proposal in the restricted stock allotment agreement pertaining to the restricted stock that has been granted to the Eligible Directors up to the present. In addition, with respect to the Company’s contractual status and rights and obligations under such restricted stock allotment agreement, if Proposal No. 1, “Approval of Share Transfer Plan,” is approved as originally proposed at this Meeting, they will be transferred on April 1, 2026 to the Joint Holding Company, which will be established upon the Share Transfer Plan taking effect. Furthermore, if Proposal No. 1 and this proposal are approved at this Meeting, the Joint Holding Company plans to introduce a restricted stock compensation plan similar to the revised Plan for its executive officers and the Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) and executive officers of its subsidiaries.

At present, there are four Directors subject to the Plan.

This proposal will take effect on the condition that Proposal No. 1, “Approval of Share Transfer Plan,” is approved as originally proposed.

Reference: Original resolution (passed at the 61st Ordinary General Meeting of Shareholders held on June 28, 2018)

Proposal No. 3      Determination of Compensation for Allotting Restricted Stock to Directors (Excluding Directors Concurrently Serving as Audit & Supervisory Committee Members, and Outside Directors)

The current amount of compensation, etc. for the Company’s Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members) has been set at 500,000,000 yen or less annually (however, excluding the employee salaries of employees who are also Directors) with the approval of the 59th Ordinary General Meeting of Shareholders held on June 29, 2016.

In order to ensure that the Company’s Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors; the “Eligible Directors”) share the same benefits and risks relating to share value changes as the shareholders and to increase the Eligible Directors’ desire to contribute to raising share value and enhancing corporate value, the Company wishes to allot common shares of the Company subject to provisions including a specified transfer restriction period and grounds for the Company to acquire the shares without charge (“Restricted Stock”) to the Eligible Directors as set out below.

Therefore, having comprehensively taken into account various factors such as the level of contribution of the Eligible Directors at the Company, the Company wishes to set the total amount of monetary compensation claims to be issued as compensation, etc. relating to Restricted Stock for the Eligible Directors at 100,000,000 yen or less annually, which is within the above limit on the annual amount of compensation, etc. of the Company’s Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members). The Company believes that the content of the allotment of Restricted Stock is appropriate as it has been determined after comprehensively taking into account various factors such as the level of contribution of the Eligible Directors at the Company. The Company currently has six Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors), and if Proposal No. 1 is approved, the Company will continue to have six Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors).

The Board of Directors will be entrusted to determine the specific timing of the issuing of monetary compensation claims and the apportionment thereof to each individual Director within the annual amounts stated above.

Specific details and maximum number of shares of restricted stock to be granted to the Eligible Directors

1.       Allotment of and payment for Restricted Stock

The Company shall, pursuant to a resolution of its Board of Directors, issue monetary compensation claims to the Eligible Directors within the annual amount stated above as compensation pertaining to Restricted Stock, and each Eligible Director shall receive an allotment of Restricted Stock by paying all of those monetary compensation claims as an in-kind investment.

The paid-in amount for Restricted Stock shall be determined by the Company’s Board of Directors within an extent that is not particularly favorable to the Eligible Directors who will receive that Restricted Stock based on the closing price of the Company’s common shares on the Tokyo Stock Exchange on the business day preceding the date of the resolution of the Company’s Board of Directors regarding the issuance or disposal of the Restricted Stock (if no shares were traded on that day, then the closing price of the nearest preceding day on which shares were traded). In addition, the above monetary compensation claims shall be issued on the condition that the Eligible Directors consent to making the above in-kind investment and enter into the restricted stock allotment agreement containing the content set out in 3 below.

2.       Total number of shares of Restricted Stock

The total number of shares of Restricted Stock to be allotted to the Eligible Directors shall be limited to a maximum of 90,000 shares in each business year. However, from the day of the resolution approving this proposal, if a share split (including a gratis allotment of shares) or share consolidation is performed in regard to the Company’s common shares or if another similar situation occurs in which it is necessary to adjust the total number of shares of Restricted Stock to be allotted, the Company may make reasonable adjustments thereto.

3.       Details of the restricted stock allotment agreement

The restricted stock allotment agreement to be entered into between the Company and the Eligible Directors who will receive allotments of Restricted Stock pursuant to a resolution of the Company’s Board of Directors when allotting Restricted Stock shall contain the following content.

(1)	Details of the restriction on transfer

Eligible Directors who receive an allotment of Restricted Stock shall not be entitled to transfer to a third party, establish a pledge on, establish a right of security by assignment (joto tanpo) on, make an inter vivos gift of, bequeath, or otherwise dispose of that Restricted Stock for 30 years (the “Transfer Restriction Period”).

(2)	Acquisition of Restricted Stock without charge

If an Eligible Director who has been allotted the restricted stock resigns from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) from the commencement date of the transfer restriction period until the day immediately before the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date, the Company shall naturally acquire the restricted stock allotted to such Eligible Director (the “Allotted Shares”) without charge, unless there are reasons that the Board of Directors of the Company deems to be justifiable.

(3)	Lifting of the restriction on transfer

The Company shall lift the restriction on transfer of all the Allotted Shares upon the expiration of the transfer restriction period on the condition that an Eligible Director who has been allotted the restricted stock has continuously held the position of a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) from the commencement date of the transfer restriction period until the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date. However, if such Eligible Director resigns from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) prior to the expiration of the transfer restriction period for reasons that the Board of Directors of the Company deems to be justifiable, the number of the Allotted Shares for which the restriction on transfer will be lifted and the timing of such lifting shall be reasonably adjusted as necessary.

(4)	Handling of organizational restructuring, etc.

If, during the transfer restriction period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the Company), the Company shall, by a resolution of the Board of Directors of the Company, lift the restriction on transfer of the Allotted Shares in a number reasonably determined based on the period from the commencement date of the transfer restriction period to the date of approval of such organizational restructuring, etc., prior to the effective date of such organizational restructuring, etc. In such a case, the Company shall naturally acquire the Allotted Shares for which the restriction on transfer has not been lifted at the time immediately following the lifting of the restriction on transfer in accordance with the above provisions.

End

Question	Answer
Regarding the Business Integration and its significance and purpose
What are the background and purpose of the Business Integration?	• The Companies, as comprehensive electronics trading companies handling semiconductors, electronic components, and electronic equipment, have been providing optimal solutions that meet the diverse needs of their customers and have expanded their businesses globally by leveraging a wide variety of products and advanced technologies.
• The electronics market is currently experiencing a surge in demand for the adoption and utilization of technologies such as the Internet of Things (IoT), artificial intelligence (AI), edge computing, generative AI, and digital transformation (DX), not only in next-generation automobiles, but also to resolve the challenges of smartification across a broad range of industries, including manufacturing.
• Amid this environmental change, there is an increasing need for solutions that are more closely aligned with customer challenges in the utilization and supply of semiconductors. Furthermore, the role of electronics trading companies is also evolving, as they are required to build more sophisticated supply chains in the face of the impact of overseas relocation of manufacturing bases in association with changes in semiconductor utilization needs, as well as growing uncertainties in the business environment caused by U.S.-China trade friction, export controls, and geopolitical tensions.
• Under such a business environment, the Companies have reached a shared recognition that, in order to achieve continuous business growth and development going forward, it is essential to concentrate their respective management resources and leverage their strengths to expand the scale of their business, and thereby deliver even greater added value. Based on this recognition, the Companies have agreed to pursue the Business Integration through mutual cooperation based on the spirit of equality.
What kinds of initiatives will be advanced through the Business Integration?	• Amid substantial changes in the business environment, such as rapid digitalization, globalization, and diversification of customer needs, through the Business Integration, the Companies will seek to strengthen their competitiveness by integrating their respective management resources and know-how, with a focus on the following initiatives:
(i) Expansion of business scale through broader product lineups and customer bases

Question	Answer
What kinds of initiatives will be advanced through the Business Integration?

(ii) Provision of high value-added solutions
(iii) Acceleration of global expansion
(iv) Productivity improvement through operational efficiency
(v) Strengthening the management foundations through the integration of organizations and human resources
• For details, please see “Announcement Concerning Execution of Business Integration Agreement on Business Integration through the Establishment of a Joint Holding Company (Share Transfer) between Hagiwara Electric Holdings Co., Ltd. and SATORI ELECTRIC CO., LTD. and Preparation of a Share Transfer Plan” released on Tuesday, October 14.
Regarding the Joint Holding Company
What is a joint share transfer?	• A joint share transfer is an organizational restructuring method where, in this case, Hagiwara Electric and Satori Electric, which will become wholly-owned subsidiaries, will establish a new Joint Holding Company that will become their wholly-owning parent company and cause it to acquire all of their issued shares, and the shareholders of Hagiwara Electric and Satori Electric will receive shares of the Joint Holding Company in exchange for the shares of Hagiwara Electric and Satori Electric that they hold.
• On Wednesday, April 1, 2026, the Companies plan to allot shares of the Joint Holding Company to be newly established to their shareholders as of the effective date of the joint share transfer.
Why did the Companies choose to conduct a business integration through a joint share transfer?	• The Companies discussed and considered the optimal method for creating synergies, as a result of which they determined that a business integration through a joint share transfer was the best method in order to concentrate their management resources, expand the scale of their businesses by leveraging their strengths, and deliver even greater added value to customers and suppliers.
What are the share transfer plan and business integration agreement?	• The share transfer plan is a statutory document that states information such as the specific details of the share transfer and the basic matters of the new company.
• The business integration agreement is a contract concluded for the purpose of setting out the matters that the parties have agreed to regarding the Business Integration, including matters not set out in the share transfer plan.

Question	Answer
How will the Companies transition to a holding company structure? Will they be delisted?	• Hagiwara Electric and Satori Electric will transition to a holding company structure by establishing a Joint Holding Company through a joint share transfer. As a result, they will become wholly-owned subsidiaries of the Joint Holding Company to be established and will be delisted.
• However, the Companies plan to apply to the Tokyo Stock Exchange and the Nagoya Stock Exchange for a technical listing of the shares of the Joint Holding Company to be newly delivered to the shareholders of the Companies, which they plan to list on the Prime Market of the Tokyo Stock Exchange and the Premier Market of the Nagoya Stock Exchange. Therefore, it is planned that shareholders will continue to be able to trade shares of the Joint Holding Company in share units.
Why did the Companies choose to make the Joint Holding Company a company with an Audit & Supervisory Committee?	• Currently, the Companies are both companies with an Audit & Supervisory Committee, and they chose the same structure for the Joint Holding Company as they determined that establishing an Audit & Supervisory Committee composed of Directors concurrently serving as Audit & Supervisory Committee Members, including multiple Outside Directors, in order to further enhance the corporate governance systems of the Joint Holding Company would further strengthen the oversight function of the Board of Directors and ensure the transparency and increase the efficiency of group management.
Regarding shares
What types of procedures will the shareholders of Hagiwara Electric and Satori Electric need to conduct in connection to the joint share transfer?	• Shareholders are asked to determine whether to vote for or against the relevant proposals at the general meeting of shareholders of each of the Companies.
• If the proposals are approved, shares of the Joint Holding Company will be delivered to shareholders who hold shares of either of the Companies as of the effective date of the share transfer, and therefore no particular procedures are necessary.
Will the shares of Hagiwara Electric and Satori Electric still be tradable? Will the people who held shares in Hagiwara Electric or Satori Electric cease to be shareholders thereof?	• The Companies will become wholly-owned subsidiaries of the Joint Holding Company through the share transfer, and therefore, prior to the listing of the Joint Holding Company, the final market trading date for the shares of each of the Companies is planned to be Friday, March 27, 2026. On Monday, March 30, 2026, Hagiwara Electric is planned to be delisted from the Tokyo Stock Exchange and the Nagoya Stock Exchange, and Satori Electric is planned to be delisted from the Tokyo Stock Exchange. On Wednesday, April 1, 2026, the Companies plan to allot shares of the Joint Holding Company to be

Question	Answer
newly established to the shareholders of each of the Companies as of the effective date of the joint share transfer, and they plan to apply to the Tokyo Stock Exchange and the Nagoya Stock Exchange for a technical listing of the shares of the Joint Holding Company, which they plan to list on the Prime Market of the Tokyo Stock Exchange and the Premier Market of the Nagoya Stock Exchange. Therefore, it is planned that shareholders of each of the Companies will continue to be able to trade shares of the Joint Holding Company in share units.
Regarding dividends
How will interim dividends and year-end dividends be handled?	• As stated in “Summary of Consolidated Financial Results for the Three Months Ended June 30, 2025 (Based on Japanese GAAP)” released on August 8, 2025, Hagiwara Electric plans to pay a dividend of 90 yen per share with a record date of September 30, 2025 and a dividend of 95 yen per share with a record date of March 31, 2026.
How will the Joint Holding Company’s dividends with a record date of March 31, 2027 be handled?	• The Companies plan to determine the amount of the Joint Holding Company’s dividends for the fiscal year ending March 31, 2027 by comprehensively taking into account factors such as the dividend policies and dividend levels of each of the Companies up to the present and the future performance of the Joint Holding Company, but no specific details have been determined at present.

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